As filed with the Securities and Exchange Commission on November 20, 2007

Registration No. 333-145684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL BRANDS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-0482599
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11 West 42nd Street, 21st Floor
New York, NY 10036
(212) 201-8118

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel J. Horowitz, Chief Executive Officer and Treasurer
Global Brands Acquisition Corp.
11 West 42nd Street, 21st Floor
New York, NY 10036
(212) 201-8118

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 225-3800 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	28,750,000 Units	$10.00	$287,500,000	$8,826.25
Shares of Common Stock included as part of the Units(2)	28,750,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	28,750,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	28,750,000 Shares	$7.50	$215,625,000	$6,619.69
Total			$503,125,000	$15,445.94	(5)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 Units and 3,750,000 shares of Common Stock and 3,750,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	The filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2007

PROSPECTUS

$250,000,000

Global Brands Acquisition Corp.

25,000,000 Units

Global Brands Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry although we intend to focus our search for a target business in the branded consumer sector. If we are unable to consummate an initial business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one share of common stock and one warrant. We are offering 25,000,000 units. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and one year from the date of this prospectus, provided, in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

JLJ Partners, LLC, an entity controlled by Lawrence S. Stroll, our chairman of the board, Joel J. Horowitz, our chief executive officer, treasurer and director, and John D. Idol, our president, secretary and director, has agreed to purchase an aggregate of 5,000,000 warrants at a price of $1.00 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants as the ‘‘sponsor’s warrants.’’ The proceeds from the sale of the sponsor’s warrants in the private placement will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete our initial business combination. The sponsor’s warrants will be substantially similar to the warrants included in the units sold in this offering except that the sponsor’s warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, so long as they are held by the purchasers or their permitted transferees. JLJ Partners has agreed not to transfer, assign or sell any of these warrants until we consummate our initial business combination, subject to certain exceptions.

In addition, JLJ Partners and Sportswear Holdings Limited, an affiliate of Mr. Stroll, have agreed to purchase an aggregate of 2,500,000 units at a price of $10.00 per unit ($25.0 million in the aggregate) in a private placement that will occur immediately prior to the consummation of our initial business combination. We refer to this private placement as the co-investment and these private placement units, shares of common stock and warrants as the ‘‘co-investment units,’’ ‘‘co-investment common stock’’ and ‘‘co-investment warrants,’’ respectively, throughout this prospectus. These co-investment units will be substantially similar to the units sold in this offering except that the purchasers have agreed not to transfer, assign or sell any of these co-investment units or the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants), subject to limited exceptions, until 180 days after the consummation of the initial business combination.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘GQN.U’’ on or before the date of this prospectus. We intend to have the common stock and warrants begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of the underwriters’ decision to allow earlier separate trading. We intend to apply to have the common stock and warrants traded on the American Stock Exchange under the symbols ‘‘GQN’’ and ‘‘GQN.WS,’’ respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 24 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$250,000,000
Underwriting Discount(1)	$0.70	$17,500,000
Proceeds to Global Brands Acquisition Corp. (before expenses)	$9.30	$232,500,000

(1)	Includes $0.38 per unit or $9.5 million in the aggregate (approximately $10.9 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of our initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                , 2007. Of the proceeds we receive from this offering and the sale of the sponsor’s warrants described in this prospectus, approximately $9.85 per unit, or $246,200,000 in the aggregate (approximately $9.83 per unit, or $282,500,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be deposited into the trust account, at JPMorgan Chase NY Bank, with Continental Stock Transfer & Trust Company as trustee. These funds will not be released until the earlier of the completion of our initial business combination and our liquidation (which may not occur until 24 months from the date of this prospectus).

Citi

Ladenburg Thalmann & Co. Inc.	I-Bankers Securities, Inc.

The date of this prospectus is        , 2007

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until     , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to Global Brands Acquisition Corp. References in this prospectus to ‘‘public stockholders’’ refers to those persons that purchase the securities offered by this prospectus and any of our officers, directors and founders (as defined below) who purchase these securities either in this offering or afterwards, provided that such individuals’ status as ‘‘public stockholders’’ shall only exist with respect to those securities so purchased. References in this prospectus to our ‘‘management team’’ refer to our officers and directors, whether or not they hold founders’ units described below. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company formed under the laws of the State of Delaware on July 3, 2007. We were formed to acquire a currently unidentified operating business or asset or several operating businesses or assets, which we refer to as our target business or target businesses, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our efforts in identifying a prospective target business will not be limited to a particular industry, although we initially intend to focus our search for a target business in the U.S. as well as foreign companies in the branded consumer sector, including apparel, specialty retail, footwear and accessories. We will also explore opportunities in other consumer-focused and other sectors that are attractive to us.

Branded consumer companies focus on developing customer loyalty by selling products identifiable by specific and well recognized trademarks across product categories. Although none of our officers or directors is currently, or has been within the past five years, associated with other specified purpose acquisition companies or other entities with business plans similar to ours, each of our executives has experience in lifestyle branding, whereby a consumer brand is leveraged by expanding, either directly or through third-party licensing and distributorship arrangements, into (i) multiple product categories, including apparel, accessories (handbags, shoes and jewelry), fragrance/beauty products and home products, (ii) various distribution channels, including department stores, specialty and/or outlet retail and direct-to-consumer and (iii) international markets. We intend to leverage this expertise to accelerate the growth of the business we acquire. Joel Horowitz, our chief executive officer and treasurer, Lawrence Stroll, our chairman, and John Idol, our president and secretary, collectively have over 80 years of experience owning, operating and developing branded fashion and apparel companies including Tommy Hilfiger, Pepe Jeans, Polo Ralph Lauren Europe, Donna Karan, Kasper/Anne Klein, and most recently, Michael Kors. Our management team’s experience also provides us with the flexibility to review growth and turnaround situations for underleveraged or underperforming brands. However, the prior results of our management team are not necessarily indicative of our future performance, especially given our unique structure and the risks we face.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination. This may be accomplished by identifying and acquiring a single business or asset or multiple operating businesses or assets, which may or may not be related, contemporaneously. If we acquire less than 100% of a target business in our initial business transaction, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. In no event, however, will we acquire less than a controlling interest of a target business (meaning not less than 50% of the voting securities of such target business).

If we are unable to consummate an initial business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.85 per share of common stock held by them (or approximately $9.83 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Private Placements

Prior to the date of this prospectus, we issued 7,187,500 of our units to JLJ Partners, Arthur Bargonetti, John R. Muse, M. William Benedetto and Stephen F. Reitman, for an aggregate of $25,000 in cash, at a purchase price of approximately $0.003 per unit. This includes up to 937,500 units that are subject to forfeiture by JLJ Partners to the extent that the over-allotment option is not exercised by the underwriters in full or in part. JLJ Partners will be required to forfeit a number of units, if any, so that our founders’ collective ownership interest in our common stock is 20% after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. JLJ Partners was formed for the purpose of investing in our securities. There are 6 investors in JLJ Partners, each of which is an accredited investor. We refer to the current holders of these units as the ‘‘founders,’’ and we refer to the outstanding units, shares of common stock and warrants held by them as the ‘‘founders’ units’’, ‘‘founders’ common stock’’ and ‘‘founders’ warrants’’ throughout this prospectus.

The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 937,500 founders’ units are subject to forfeiture by JLJ Partners to the extent that the over-allotment option is not exercised in full or in part by the underwriters;

•	the founders’ units will be placed in escrow and the founders’ common stock and founders’ warrants are subject to the transfer restrictions and registration rights described below;

•	the founders’ warrants, which will be in the same form as our public warrants, will become exercisable, and transferable to anyone other than one of our founders or their affiliates, only after the consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination;

•	the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•	the founders have agreed to vote the founders’ common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination;

•	the founders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

All of the founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to the limited exceptions described below, the founders’ common stock will be held in escrow until 180 days after the consummation of our initial business combination and the founders’ warrants will remain in escrow until they become exercisable. The securities will be released from escrow earlier than as described above if the over-allotment option is not exercised in full or in part, but only to the extent necessary to have up to 937,500 units cancelled as described above. In addition, the founders’ common stock will be released from escrow earlier than as described above if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our securityholders having the right to exchange their securities for cash, securities or other property; provided further that the founders’ warrants will be released from escrow in connection with (ii) but only to the extent necessary to participate in such exchange. The founders have agreed, subject to certain exceptions described elsewhere in this prospectus (provided, in each case that the transferee likewise agrees to these restrictions and certain other agreements), not to sell or otherwise transfer any of the founders’ common stock or founders’ warrants until they are released from escrow. We refer to these restrictions and similar restrictions as ‘‘transfer restrictions’’ throughout this prospectus. Furthermore, the interest holders of JLJ Partners have agreed not to transfer their ownership interests in such entity to anyone other than another founder, sponsor or their affiliates until termination of the transfer restrictions. In addition, the founders are entitled to registration rights with respect to the founders’ common stock and founders’ warrants under an agreement to be signed on or before the date of this prospectus. The holders of the majority of the founders’ common stock and the founders’ warrants, respectively, may elect to exercise these registration rights at any time commencing 30 days after the consummation of our initial business combination.

In addition, JLJ Partners has agreed to purchase an aggregate of 5,000,000 warrants at a price of $1.00 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $5.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete an initial business combination, then the $5.0 million will be part of the liquidating distribution to our public stockholders, and the sponsor’s warrants will expire worthless.

The sponsor’s warrants will not be transferable or salable by JLJ Partners (subject to limited exceptions, provided, in each case, that the transferee be subject to the same transfer restrictions) until after we complete an initial business combination, and will be exercisable on a cashless basis and will be non-redeemable by us, in each case, so long as they are held by JLJ Partners or its permitted transferees. In addition, commencing 30 days after the consummation of our initial business combination, the sponsor’s warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In addition, JLJ Partners and Sportswear Holdings Limited have agreed to purchase an aggregate of 2,500,000 co-investment units at a price of $10.00 per unit ($25.0 million in the aggregate) in a private placement that will occur immediately prior to the consummation of our initial business combination. These co-investment units will be identical to the units sold in this offering, except that the purchasers have agreed not to transfer, assign or sell any of these co-investment units or the co-investment common stock or co-investment warrants included in these units (including the common stock to be issued upon exercise of the co-investment warrants), until 180 days after the consummation of such initial business combination (subject to limited exceptions, provided, in each case, that the transferee be subject to the same transfer restrictions). The proceeds from the sale of the co-investment units will provide us with additional equity capital to fund our initial business combination. Alternatively, the funds could be used as additional working capital for the target business to expand its operations, for strategic acquisitions and for marketing, research and development of existing or new products. Pursuant to a registration rights agreement, the holders of our co-investment units (and underlying securities) will be entitled to certain registration rights commencing 30 days after the consummation of an initial business combination.

Our executive offices are located at 11 West 42nd Street, 21st Floor, New York, New York 10036, and our telephone number is (212) 201-8118.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors’’ beginning on page 24 of this prospectus.

Securities offered:	25,000,000 units, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of the underwriters’ decision that an earlier date is acceptable. In no event will the underwriters allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly following the consummation of this offering, which filing is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Current Report on Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Units:

Number outstanding before this offering:	7,187,500 units(1)

Number to be outstanding after this offering:	31,250,000 units(2)

Common stock:

Number outstanding before this offering:	7,187,500 shares(1)

Number to be outstanding after this offering:	31,250,000 shares(2)

Warrants:

Number outstanding before this offering:	7,187,500 warrants(1)

Number to be sold privately simultaneously with consummation of this offering:	5,000,000 warrants

Number to be outstanding after this offering and private placement:	36,250,000 warrants(2)

Exercisability:	Each warrant is exercisable to purchase one share of common stock.

Exercise price:	$7.50 per share

Exercise period:	The warrants (except the founders’ warrants) will become exercisable on the later of:

•	the completion of an initial business combination, or

•	one year from the date of this prospectus;

provided, in each case that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of such warrants.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

(1)	This number includes an aggregate of 937,500 units representing 937,500 shares of common stock and 937,500 warrants that are subject to forfeiture by JLJ Partners if the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 937,500 units representing 937,500 shares of common stock and 937,500 warrants have been forfeited by JLJ Partners.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	At any time while the warrants are exercisable and there is available an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants, we may redeem the outstanding warrants (except as described below with respect to the founders’ warrants and sponsor’s warrants):

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the ‘‘redemption period’’); and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which the notice of redemption is sent to the holders of warrants.

We may not redeem the warrants unless an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants is available throughout the redemption period.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis.’’ The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

•	warrant holders with adequate notice of exercise after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols for our:
Units:	‘‘GQN.U’’
Common stock:	‘‘GQN’’
Warrants:	‘‘GQN.WS’’

Founders’ units:	Prior to the date of this prospectus our founders purchased 7,187,500 of our units for an aggregate purchase price of $25,000 as described above. For a complete discussion of the terms of the founders’ units, please see ‘‘Description of Securities – Founders’ Units.’’

Sponsor’s warrants purchased through private placement:	JLJ Partners has entered into an agreement with us to purchase an aggregate of 5,000,000 sponsor’s warrants at a price of $1.00 per warrant ($5.0 million in the aggregate). JLJ Partners is obligated to purchase the sponsor’s warrants from us simultaneously with the consummation of this offering. The sponsor’s warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $5.0 million purchase price of the sponsor’s warrants will become part of the distribution to our public stockholders and the sponsor’s warrants will expire worthless.

The sponsor’s warrants will not be transferable or salable by the purchasers (subject to limited exceptions, provided, in each case, that the transferee agrees to be subject to the same transfer restrictions) until we complete an initial business combination, and will be exercisable on a cashless basis and will not be redeemable by us, in each case, so long as they are held by JLJ Partners or its permitted transferees. In addition, commencing 30 days after the consummation of our initial business combination, the sponsor’s warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including the fact that they cannot, by their terms, be exercised unless an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants is available.

Co-investment units purchased through private placement:	JLJ Partners and Sportswear Holdings Limited have agreed to purchase an aggregate of 2,500,000 co-investment units at a price of $10.00 per unit, for an aggregate purchase price of $25.0 million, from us in a private placement that will occur immediately prior to our consummation of an initial business combination. This will not occur until after the signing of a definitive business combination agreement and the approval of that initial business combination by a majority of the shares of our common stock voted by our public stockholders. With the exception of the terms noted below, the co-investment units will be identical to the units sold in this offering. However, as the proceeds from the sale of the co-investment units will not be received by us until our consummation of an initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of our liquidation.

Pursuant to a registration rights agreement, the holders of our co-investment units (and underlying securities) will be entitled to certain registration rights commencing 30 days after the consummation of an initial business combination.

The purchasers of the co-investment units have agreed not to sell, assign or otherwise transfer any of the co-investment units, the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) for a period of 180 days from the date of the consummation of our initial business combination (subject to certain exceptions, provided, in each case, that the transferee agrees to be subject to the same transfer restrictions); provided, however, that if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the consummation of our business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, the transfer restrictions will be removed.

Each of the purchasers of the co-investment units has provided us, and has agreed to provide our audit committee, on a semi-annual basis, with evidence that it has, or has access to, sufficient net liquid assets available to consummate the co-investment. In the event that a purchaser does not consummate all or any portion of its co-investment when required to do so, the other purchaser will have the ability, but not the obligation, to satisfy the defaulting purchaser’s co-investment obligation. If the co-investment obligation is not satisfied in full, JLJ Partners has agreed to sell and we have agreed to purchase its founders’ units for the same purchase price originally paid for them. Aside from our bringing a lawsuit to seek to enforce the obligations of the co-investment purchasers under the agreement, this would be our only remedy against them for their breach. Even in the event of a breach, JLJ Partners would still be entitled to retain the sponsors’ warrants it is purchasing and therefore would have a continuing financial interest in our company following a failure to consummate the co-investment.

Offering and sponsor’s warrants private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:	$246,200,000, or approximately $9.85 per unit ($282,500,000, or approximately $9.83 per unit, if the underwriters’ over-allotment option is exercised in full) of the net proceeds of this offering and proceeds of the private placement of the sponsor’s warrants will be placed in the trust account at JPMorgan Chase NY Bank with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $9.5 million in deferred underwriting discounts and commissions (or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsor’s warrants and the deferred underwriting discounts and commissions is a benefit to our public stockholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of the consummation of our initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering and the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (i) interest income earned on the trust account balance to pay our income and franchise tax obligations and (ii) interest income earned of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) on the trust account balance to fund our working capital requirements; provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us to pay our tax obligations then due at that time. With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to an initial business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $100,000).

If the underwriters determine that the size of the offering should be increased or decreased, such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. As a result of a 20% increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.05 (assuming the underwriters exercise their over-allotment option). The offering size will not be decreased after the effective date of the registration statement of which this prospectus forms a part.

Limited payments to insiders:	There will be no fees, reimbursements or other cash payments paid to our founders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than:

•	repayment of a non-interest bearing loan totaling $100,000 made to us by JLJ Partners;

•	a payment in the aggregate of $10,000 per month to JLJ Partners for office space, secretarial and administrative services; and

•	reimbursement for any expenses incident to identifying, investigating and consummating an initial business combination with one or more target businesses.

There is no limit on the amount of such expenses reimbursable by us to such persons. Our audit committee will review and approve all reimbursements and payments made to any founder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Right of first refusal:	In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Joel J. Horowitz, Lawrence S. Stroll and John D. Idol has agreed, subject to any fiduciary or contractual obligations he might have, commencing on the date of this prospectus and ending on the earliest of the consummation of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with target businesses that have a fair market value in excess of $190 million (which amount will increase proportionately if the underwriters exercise their overallotment option). Accordingly, each of these individuals must present to us only suitable business opportunities they become aware of following the date of this prospectus prior to presenting them to any company which they become affiliated with following this offering. However, they would be required to present business opportunities to companies which they are affiliated with and owe a fiduciary or contractual obligation to prior to the date of this prospectus prior to presenting them to us.

All amounts held in the trust account
that are not paid to converting
stockholders, released to us in the form
of interest income or payable to the
underwriters for deferred discounts and
commissions will be released to us on
closing of our initial business
combination:	All amounts (i) held in the trust account that are not distributed to public stockholders who exercise their conversion rights (as described below) or (ii) previously released to us as interest income for our working capital requirements and tax obligations or (iii) paid to the underwriters as their deferred underwriting discounts and commissions that are equal to 3.8% of the gross proceeds of this offering, or $9.5 million (or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) will be released on closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating an initial business combination that are described below. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Certificate of Incorporation:	There are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of an initial business combination, including the termination of our corporate existence if we do not complete our initial business combination within 24 months, our requirements to seek stockholder approval of such initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such an initial business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions, except in connection with the consummation of an initial business combination.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate an initial business combination if stockholders vote both in favor of such initial business combination and our amendment to provide for our perpetual existence. Stockholders holding a majority of our outstanding shares of common stock would be required to vote in favor of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in order for it to be approved. We will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

Stockholders must approve initial business combination:	We will seek stockholder approval before effecting our initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable state law.

We will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both vote against the business combination and exercise their conversion rights described below. Accordingly, it is our intention in every case to structure and consummate an initial business combination in which public stockholders owning approximately 29.99% of the shares of common stock sold in this offering may exercise their conversion rights and the initial business combination will still go forward. If a proposed business combination is not consummated and we still have sufficient time remaining before our corporate life expires, we may seek another target business with which to effect our initial business combination.

In connection with the stockholder vote required to approve our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of shares of common stock voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination. They have also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination. John R. Muse, one of our directors, has indicated that he may purchase units in this offering although he is not obligated to do so. To the extent Mr. Muse purchases in this offering, he will represent to us that he is purchasing for investment purposes only. None of our other stockholders, officers or directors has indicated they have any intention of purchasing units in this offering or units or shares in the aftermarket. However, they are not restricted from purchasing additional units or shares of common stock in this offering or in the aftermarket. If a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our founders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote with respect to such proposed business combination. These individuals may have substantial financial interests in making these types of purchases. Furthermore, these purchases may make it less likely that the holders of 30% or more of the shares sold in this offering vote against a business combination and exercise their conversion rights described below.

Conditions to consummating our initial business combination:	We have no present intention to (i) enter into a business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors or founders, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, or (ii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business. However, we are not restricted from entering into any such transactions and may do so if (a) such transaction is approved by a majority of our disinterested independent directors and (b) we obtain an opinion from an independent banking firm that is a member of the Financial Industry Regulatory Authority that the initial business combination is fair to our unaffiliated stockholders from a financial point of view. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion, in which case we would provide support for such a determination in our proxy soliciting materials. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, even if the proposed transaction involves a target business that is affiliated with our existing stockholders, officers, directors or their affiliates, because investors will still have the benefit of reading a copy of the opinion and all the supporting facts surrounding the conclusion set forth in the opinion. Accordingly, in this situation, we would still be able to rely on such a third party opinion in meeting our obligations to stockholders. Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. In no event, however, will we acquire less than a controlling interest of a target business (meaning not less than 50% of the voting securities of such target business). We may seek to consummate an initial business combination with a target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning less than 30% of the shares sold in this offering vote against the initial business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder also exercises the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:	If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) on the trust account balance previously released to us to fund our working capital requirements. If our initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. The founders will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering under any circumstances.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in ‘‘street name,’’ to either tender their certificates to our transfer agent prior to the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 for each transaction and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe the time period will be sufficient for an average investor. Notwithstanding the foregoing, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to a proposed initial business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the vote not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

Public stockholders who convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $73.9 million (assuming conversion of the maximum of 7,499,999 shares of common stock), or approximately $84.7 million (assuming conversion of the maximum of 8,624,999 shares of common stock) if the underwriters’ over-allotment option is exercised in full.

Voting against our initial business combination alone will not result in conversion of a public stockholders’ shares into a pro rata portion of the trust account. To convert shares, a public stockholder must also exercise the conversion rights described above and follow the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote for a proposed initial business combination.

If a vote on our initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the vote, we will promptly return such certificates to the public stockholders.

Liquidation if no business combination:	If we are unable to complete an initial business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that a third party or prospective target business will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Messrs. Horowitz, Stroll and Idol have agreed that they will be personally liable to us to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, except as to any claimed amounts owed to a third party or any prospective target business that, in each case, executed a valid and enforceable waiver. However, we cannot assure you that Messrs. Horowitz, Stroll and Idol will be able to satisfy those obligations, if they are required to do so.

Our founders have waived their rights to participate in any liquidation distribution with respect to the founders’ common stock. We will pay the costs of liquidation (currently anticipated to be no more than $15,000) from our remaining assets outside of the trust account. If such amounts are insufficient, JLJ Partners has agreed to pay such expenses and has agreed not to seek repayment of such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the founders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.85 (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), or $0.15 less than the per-unit offering price of $10.00 ($0.17 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.85 (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full).

Audit committee to monitor compliance:	Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. Our audit committee will also review and approve all reimbursements made to our founders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Determination of offering amount:	We agreed to raise $250,000,000 in the offering based on the previous transactional experience of our management. We also considered the size of the offering to be an amount we believed would be successfully received given our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

If the underwriters determine that the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain the number of founders’ units equal to 20% of the number of units to be outstanding after this offering (including any exercise of the over-allotment option).

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 24 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	August 8, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	(212,559)	236,807,200
Total assets	344,759	246,307,200
Total liabilities	337,559	9,500,000
Value of common stock which may be converted to cash	—	73,859,990
Stockholders’ equity	7,200	162,947,210

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $5.0 million from the sale of the sponsor’s warrants and the payment of the estimated remaining expenses of this offering. The ‘‘as adjusted’’ working capital and ‘‘as adjusted’’ total assets is net of $9.5 million being held in the trust account (approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The ‘‘as adjusted’’ working capital (deficiency) and total assets amounts include approximately $246.2 million (which includes deferred underwriting discounts and commissions of $9.5 million) to be held in the trust account, which will be distributed to us upon the consummation of our initial business combination. We will use such funds to pay amounts owed to (i) any public stockholders who exercise their conversion rights and (ii) the underwriters in the amount of $9.5 million (or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions. All such proceeds will be distributed to us from the trust account only upon the consummation of an initial business combination within 24 months from the date of this prospectus. If an initial business combination is not so consummated, any net assets outside of the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of interest income on the trust account balance previously released to us to pay our tax obligations and interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of our liquidation.

We will not consummate an initial business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we may effect an initial business combination if public stockholders owning up to approximately 29.99% of the shares of common stock sold in this offering, or 7,499,999 of the 25,000,000 shares of common stock sold in this offering (or 8,624,999 of the 28,750,000 shares of common stock sold in this offering if the underwriters exercise their over-allotment option in full) exercise their conversion rights. If this occurred, we would be required to convert to cash up to 7,499,999 of the shares of common stock sold in this offering (or 8,624,999 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.85 or up to approximately $73.9 million in the aggregate (or approximately $9.83 per share or up to approximately $84.7 million in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any amounts previously released to us as described above, as of two business days prior to the proposed consummation of the initial business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete an initial business combination. If we expend all of the $100,000 in proceeds from this offering not held in trust and all the interest income earned that may be released to us in seeking an initial business combination, but fail to complete such a combination, we will never generate any operating revenues.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete an initial business combination. If we fail to consummate an initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Seventh of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, an initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before an initial business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete an initial business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination. The initial per-share liquidation price will be approximately $9.85 (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), or $0.15 less than the per-unit offering price of $10.00 ($0.17 less if the underwriters’ over-allotment is exercised in full). Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of an initial business combination.

If we are unable to consummate an initial business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete an initial business combination. We have no obligation to return funds to public stockholders prior to the expiration of 24 months unless we consummate an initial business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete an initial business combination. Accordingly, public stockholders’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete an initial business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an initial business combination and we have a longer period of time to complete such an initial business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate an initial business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 134 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 40 companies have consummated an initial business combination, while 22 companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such initial business combination, and 7 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return their trust account proceeds to their stockholders. Accordingly, there are approximately 65 blank check companies with more than $9.1 billion in trust accounts that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of an initial business combination. While some of those companies must complete an initial business combination in specific industries, a number of them may consummate an initial business combination in any industry they choose. Therefore, we are subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate an initial business combination within the required time period.

If the net proceeds of this offering not being held in the trust account plus the interest earned on the funds held in the trust account that may be available to us are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete an initial business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) which we will need to identify one or more target businesses and to complete our initial business combination, as well as the funds required to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founders to operate or may be forced to liquidate. Our founders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such waiver agreements. Furthermore, there is no guarantee that, even if an entity executes a waiver agreement with us, it will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of a waiver agreement.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than approximately $9.85 (or approximately $9.83 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. If we liquidate before the completion of an initial business combination and distribute the proceeds held in the trust account to our public stockholders, Lawrence S. Stroll, Joel J. Horowitz and John D. Idol have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses or claims of third parties or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such third party or prospective target business or other entity does not execute a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Because we will seek to have all third parties and prospective target businesses execute such a waiver, we believe the likelihood of Messrs. Horowitz, Stroll and Idol having any such obligations is minimal. Notwithstanding the foregoing, we have reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $9.85 (or approximately $9.83 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete an initial business combination within 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make provisions as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all third parties (including any vendors or other entities that we engage after the consummation of this offering) and any prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As a result, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise a warrant, a registration statement under the Securities Act is in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the shares of common stock is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We will not be required to net cash settle the warrants if we do not maintain a current prospectus. In such event, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon the exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Since we have not yet selected a particular industry or target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Except for the limitation that a target business have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we intend to focus our search for target businesses in the branded consumer sector, we may consummate an initial business combination with a company in any industry and are not limited to any particular type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete an initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors in this offering than a direct investment, if such an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless the Board of Directors is unable to independently determine the fair market value or we (i) enter into an initial business combination with an entity which is affiliated with any of our officers, directors or founders or (ii) enter into an initial business combination where we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. In addition, while we do not currently intend to (i) enter into an initial business combination with an entity which is affiliated with any of our officers, directors or founders or (ii) enter into an initial business combination where we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business, we would only do so if we obtained an opinion from an unaffiliated, independent banking firm which is a member of FINRA that the initial business combination is fair to our unaffiliated stockholders from a financial point of view. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion.

We may issue shares of our capital stock or debt securities to complete an initial business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated certificate of incorporation which will be in effect at the time of consummation of this offering authorizes the issuance of up to 90,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the sponsor’s warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 22,500,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the founders’ warrants and sponsor’s warrants but without taking into account the 2,500,000 co-investment units) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete an initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of shares of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may, in certain circumstances, have the effect of delaying or preventing a change of control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate an initial business combination for any number of reasons including those beyond our control, such as that public stockholders owning 30% or more of the shares sold in this offering vote against the initial business combination and opt to have us convert their shares for a pro rata share of the trust account even if a majority of our stockholders approve the initial business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect an initial business combination and to be successful thereafter will be totally dependent upon the efforts and time commitments of our management team and key personnel, some of whom may join us following an initial business combination.

Our ability to successfully effect an initial business combination is dependent upon the efforts of Joel J. Horowitz, our chief executive officer and treasurer, Lawrence S. Stroll, our chairman of the board, and John D. Idol, our president and secretary. We believe that our success depends on the continued service and time commitments of these individuals, at least until we have consummated an initial business combination. We cannot assure you that these individuals will remain with, or devote sufficient time to, us for the immediate or foreseeable future. In addition, these individuals are engaged in several other business endeavors and none of them is required to commit any specified amount of time to our affairs. If the other business endeavors of these individuals require them to devote substantial amounts of time, it could limit their ability to devote time to our affairs, including the time necessary to identify potential initial business combinations and monitor the related due diligence, and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that any conflicts of interest that these individuals may have in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence, will be resolved in our favor. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of one or more members of our management team could have a detrimental effect on us.

The role of our management team and key personnel in the target business cannot presently be ascertained. Although some of our management team may remain with the target business in senior management or advisory positions following an initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Joel J. Horowitz, our chief executive officer and treasurer, Lawrence S. Stroll, our chairman of the board, and John D. Idol, our president and secretary, will be able to remain with the company after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Furthermore, following the consummation of a business combination, it is possible that such individuals will enter into other arrangements or receive other forms of compensation for their services. Stockholders will not be able to evaluate these arrangements at the time they are asked to approve a proposed business combination.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have fiduciary or other obligations to these other entities which could create conflicts of interest, including in allocating their time and determining to which entity a particular business opportunity should be presented.

Although none of our officers or directors is currently, or has been within the past five years, associated with other specified purpose acquisition companies or other entities with business plans similar to ours, our officers and directors may in the future become affiliated with entities, including, among others, ‘‘blank check’’ companies, public companies, hedge funds, private equity funds, venture capital funds and other investment vehicles and capital pools, which may be engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us, which could have a negative impact on our ability to successfully consummate an initial business combination.

While certain of our officers and directors have agreed, until the earliest of consummation of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity, due to the multiple corporate affiliations of our officers and directors, they owe pre-existing fiduciary or contractual obligations to other entities. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see ‘‘Management—Directors and Executive Officers,’’ ‘‘Management—Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’

The founders have waived their right to participate in liquidation distributions with respect to the founders’ common stock and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

The founders have waived their right to receive distributions with respect to the founders’ common stock upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the founders’ common stock and founders’ warrants, as well as the sponsor’s warrants, and any of our securities purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers who own founders’ common stock, founders’ warrants or sponsor’s warrants (or are affiliated with owners of these securities) may influence their motivation in timely identifying and selecting a target business and completing an initial business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Because our founders purchased the founders’ units at a nominal price, they may have a conflict of interest in determining whether to approve a proposed business combination.

Because our founders purchased the founders’ units at a nominal price, they may be able to make a profit on such units or underlying securities even though a business combination may not be profitable for public stockholders. The personal and financial interests of our founders may influence their motivation in timely identifying and selecting a target business and completing an initial business combination. Consequently, they may have conflicts of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•    a limited availability of market quotations for our securities;

•	a reduced liquidity with respect to our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•    solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may ultimately operate subsequent to an initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such initial business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable initial business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our founders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against the business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the aggregate amount then on deposit in the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Since we have no specific initial business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our initial business combination. This may limit our ability to effectuate the most attractive initial business combination available to us.

We may proceed with an initial business combination even if public stockholders owning 7,499,999 of the shares sold in this offering (or 8,624,999 of the shares sold in this offering if the underwriters’ exercise their over-allotment option in full) exercise their conversion rights.

We may proceed with an initial business combination as long as public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding up to approximately 30% of the shares sold in this offering, or 7,499,999 (or 8,624,999 shares of common stock if the underwriters’ exercise their over-allotment option in full), may both vote against the business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have an initial business combination approved over a stockholder dissent. While there are a few other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours. Because we permit a larger number of stockholders to exercise their conversion rights, it will facilitate the consummation of an initial business combination with a target business which you may vote against, making it easier for us to have an initial business combination approved over stockholder dissent. Further, you may not receive the full amount of your original investment upon exercise of your conversion rights.

Even if our business combination does not require us to use substantially all of our cash to pay the purchase price, as described above, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of an initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. Because only 62 of the 134 blank check companies that have gone public in the United States since August 2003 have either consummated an initial business combination or entered into a definitive agreement for an initial business combination and 7 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate an initial business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, as well as the co-investment private placement, will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the initial business combination, the depletion of the available net proceeds in search of a target business or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate an initial business combination, we may require such financing in addition to the co-investment private placement to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after an initial business combination.

Our founders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering and exercise or expiration of the underwriters’ over-allotment option, our founders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock. In addition, the purchasers of the co-investment units have agreed to purchase 2,500,000 units in a private placement that will occur immediately prior to the consummation of our initial business combination. Accordingly, our officers and directors and their affiliates may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

Our Board of Directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the initial business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ Board of Directors, only a minority of the Board of Directors will be considered for election and our founders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the consummation of an initial business combination.

Our founders paid an aggregate of $25,000, or approximately $0.003 per unit, for the founders’ units and, accordingly, you will experience immediate and substantial dilution in the shares of our common stock included in our units.

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsor’s warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our founders acquired the founders’ common stock (allocating all of the purchase price for the founders’ units to the founders’ common stock and none to the founders’ warrants included in the founders’ units) at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, assuming the underwriters’ over-allotment option is not exercised and JLJ Partners forfeits 937,500 founders’ units and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31% or $3.14 per share (the difference between the pro forma net tangible book value per share of $6.86, and the initial offering price of $10.00 per unit).

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ and (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential ‘‘upside’’ of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect an initial business combination.

We will be issuing warrants to purchase 25,000,000 shares of common stock (or 28,750,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus. We also have sold the founders’ warrants as part of the founders’ units to purchase 7,187,500 shares of common stock (or 6,250,000 shares of common stock if the underwriters’ over-allotment option is not exercised in full), and will sell the sponsor’s warrants to purchase 5,000,000 shares of common stock and 2,500,000 co-investment units, which include 2,500,000 co-investment warrants to purchase 2,500,000 shares of common stock. To the extent we issue shares of common stock to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. These warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the initial business combination. Accordingly, our warrants may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of a sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

If our founders or purchasers of the sponsor’s warrants or purchasers of the co-investment units exercise their registration rights with respect to their securities, such exercise may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect an initial business combination.

The founders are entitled to demand that we register the resale of the founders’ common stock and founders’ warrants at any time commencing 30 days after consummation of our initial business combination. Additionally, purchasers of the sponsor’s warrants are entitled to demand that we register the resale of the sponsor’s warrants and underlying shares of common stock, and the purchasers of the co-investment units are entitled to demand that we register the resale of the co-investment units and underlying securities, at any time commencing 30 days after we consummate an initial business combination. We will bear the cost of registering these securities. If our founders exercise their registration rights with respect to all of their securities, and assuming the underwriters do not exercise their over-allotment option, then there will be an additional 8,750,000 shares of common stock and 13,750,000 warrants (as well as 13,750,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into an initial business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with our officers, directors or founders, conflicts of interest could arise.

Although we have no present intention to enter into a business combination with an entity that is directly or indirectly affiliated with our officers, directors or founders, we are not restricted from doing so. Accordingly, members of our management team either currently, or may in the future, have affiliations with companies that we may seek to acquire. These could include Tommy Hilfiger, Tommy Hilfiger Japan, Michael Kors Corporation, Sportswear Holdings Limited, Pepe Jeans, Hackett Ltd., Signature Apparel Group, HM Capital Partners LLC, Reitmans (Canada) Limited, Celio International S.A. or affiliates of such companies. For a further description of the current affiliations of our management team, see the section titled ‘‘Management.’’ Despite our agreement to obtain (i) approval of such a transaction by a majority of our disinterested directors and (ii) an opinion from an independent investment banking firm that is a member of FINRA that a business combination with an affiliated entity is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist. For instance, such individuals would be negotiating a potential business combination on both sides of the transaction and therefore they may not negotiate a purchase price that is most favorable to us. Furthermore, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. As a result, the terms of the business combination may not be as advantageous to our public stockholders as they would have been absent any conflicts of interest.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect an initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending March 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

Holders of units or warrants may, in certain circumstances, be deemed to have received taxable distributions if adjustments are made to the warrants, even though the holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. See ‘‘Taxation.’’

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete an initial business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	our public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor’s warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-allotment Option	With Over-allotment Option Exercised
Offering proceeds from sale to public	$250,000,000	$287,500,000
Proceeds from sale of sponsor’s warrants	5,000,000	5,000,000
Total gross proceeds(1)	$255,000,000	$292,500,000
Offering expenses(2)(3)
Underwriting discount (7% of offering gross proceeds to public)	$17,500,000	$20,125,000
Legal fees and expenses	305,000	305,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	15,446	15,446
FINRA filing fee	50,813	50,813
American Stock Exchange fees	80,000	80,000
Miscellaneous expenses	98,741	98,741
Total offering expenses	$18,200,000	$20,825,000
Proceeds after offering expenses	$236,800,000	$271,675,000
Net offering proceeds held in the trust account	$236,700,000	$271,575,000
Deferred underwriting discounts and commissions held in the trust account	$9,500,000	$10,925,000
Total held in the trust account	$246,200,000	$282,500,000
Net offering proceeds not held in the trust account(4)	$100,000	$100,000
Working capital-funded from net proceeds not held in the trust account and interest earned on monies held in the trust account(4)(5)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$1,000,000	$1,000,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating an initial business combination	$1,000,000	$1,000,000
Payment for office space, administrative and support services to JLJ Partners ($10,000 per month for up to 24 months)	$240,000	$240,000
Legal and accounting fees relating to SEC reporting obligations	$150,000	$150,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums and reserves	$960,000	$1,447,500
Total	$3,350,000	$3,837,500

(1)	Excludes $25.0 million of additional proceeds from the sale of 2,500,000 co-investment units to be paid to us immediately prior to our consummation of an initial business combination.
(2)	A portion of the offering expenses have been paid from the advance we received from JLJ Partners described below. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(4)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if the underwriters’ over-allotment is exercised. In addition, $3.25 million, or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full, of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

A total of $246.2 million (or $282.5 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering, including $9.5 million (or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions and the proceeds of the private placement of the sponsor’s warrants described in this prospectus, will be placed in the trust account at JPMorgan Chase NY Bank with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, the proceeds held in the trust account will not be released until the earlier of the consummation of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public stockholders who elect to exercise their conversion rights or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination, subject to a majority of our public stockholders voting in favor of the initial business combination and less than 30% of the public stockholders electing their conversion rights and subject to such deferred underwriting discount and commission having been paid to the underwriters. On release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. In no other circumstances will the funds in the trust account be released to us. If the initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay JLJ Partners, an affiliate of Lawrence S. Stroll, Joel J. Horowitz and John D. Idol, an aggregate of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being provided by JLJ Partners for our benefit and is not intended to provide Messrs. Stroll, Horowitz or Idol compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by JLJ Partners will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of an initial business combination or our liquidation, we will cease paying these monthly fees.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates, will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all expense reimbursements and payments made to any founder or member of our management team or our or their respective affiliates and any expense reimbursements and payments to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in the trust account as well as the interest income earned on the trust account balance released to us to pay any tax obligations and interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

If we complete an initial business combination, the out-of-pocket expenses incurred by members of our management team prior to such initial business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our capital stock is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, JLJ Partners has advanced to us an aggregate of $100,000 which was used to pay a portion of the SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange fee and accounting and legal fees and expenses of this offering referenced in the line items above. This advance is non-interest bearing, unsecured and is due at the earlier of August 8, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Interest income earned on the trust account balance may be released to us to pay any tax obligations and interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) earned on the trust account balance may be released to us to fund a portion of our working capital requirements.

Other than the fee for office space, administrative services and secretarial support described above, no compensation or fees of any kind (including finder’s fees, consulting fees and other similar compensation) will be paid to our founders or members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us prior to our consummation of an initial business combination. In the event an initial business combination is consummated by us and irrespective of whether such persons remain associated with us, our audit committee and/or our Board of Directors may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete an initial business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation, to forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after an initial business combination is completed. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then-Board of Directors. It is the present intention of our Board of Directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsor’s warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. This calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor’s warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the shares of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At August 8, 2007, our net tangible book value was $(212,559), or approximately $(0.03) per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsor’s warrants, our pro forma net tangible book value at August 8, 2007 would have been $162,947,210 or $6.86 per share, representing an immediate increase in net tangible book value of $6.89 per share to the founders and an immediate dilution of $3.14 per share or 31% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $73,859,990 less than it otherwise would have been because if we effect an initial business combination, the conversion rights to the public stockholders (but not our founders) may result in the conversion into cash of up to 7,499,999 of the shares sold in this offering, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsor’s warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.03)
Increase attributable to new investors and sale of the sponsor’s warrants	6.89
Pro forma net tangible book value after this offering		$6.86
Dilution to new investors		$3.14

The following table sets forth information with respect to our founders and the new investors:

	Unit Purchased			Total Consideration		Average Price Per Unit
	Number		Percentage	Amount	Percentage
Founders	6,250,000	(1)	20.0%	$25,000	0.01%	$0.004
New investors	25,000,000		80.0	250,000,000	99.99	10.00
	31,250,000		100.0%	$250,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 937,500 units have been forfeited by JLJ Partners as a result thereof. If the over-allotment option were exercised in full, the average price per unit would have been $0.003 per unit.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(212,559)
Net proceeds from this offering and sale of sponsor’s warrants, net of deferred underwriters’ discount on consummation of an initial business combination	236,800,000
Offering costs paid in advance and excluded from net tangible book value before this offering	219,759
Less: Proceeds held in trust subject to conversion to cash	(73,859,990)
$162,947,210
Denominator:
Shares of common stock outstanding prior to this offering included in founders’ units	6,250,000 (1)
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion	(7,499,999)
23,750,001

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 937,500 units have been forfeited by JLJ Partners as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at August 8, 2007 and as adjusted to give effect to the sale of our units and the sponsor’s warrants and the application of the estimated net proceeds derived from the sale of such securities:

	August 8, 2007
	Actual	As Adjusted(1)
Deferred underwriting discounts and commissions	$—	$9,500,000
Note payable to affiliate(2)	100,000	—
Common stock, -0- and 7,499,999 shares subject to possible conversion at conversion value(3)	—	73,859,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 90,000,000 shares authorized; 7,187,500 shares issued and outstanding; 23,750,001 shares(4) issued and outstanding (excluding 7,499,999 shares subject to possible conversion), as adjusted	719	2,375
Additional paid-in capital(5)	24,281	162,962,635
Deficit accumulated during the development stage	(17,800)	(17,800)
Total stockholders’ equity	7,200	162,947,200
Total capitalization	107,200	246,307,200

(1)	Includes the $5.0 million we will receive from the sale of the sponsor’s warrants.
(2)	Note payable to affiliate is comprised of a promissory note issued in the aggregate amount of $100,000 to JLJ Partners. The note is non-interest bearing and is payable on the earlier of August 8, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 7,499,999 of the shares sold in this offering, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full)), including the deferred underwriting discounts and commissions and including accrued interest, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 937,500 shares of common stock have been forfeited by JLJ Partners as a result thereof.
(5)	Excludes $9.5 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company formed on July 3, 2007, to effect a merger, stock exchange, asset acquisition, reorganization or similar business combination with one or more operating businesses. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination. We intend to effect an initial business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in an initial business combination:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in an initial business combination may result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of an initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ units, and the advance from JLJ Partners in an aggregate amount of $100,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of $17.5 million (or approximately $20.1 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor’s warrants for a purchase price of $5.0 million, will be $236.8 million (or approximately $271.7 million if the underwriters’ over-allotment option is exercised in full). $246.2 million (or $282.5 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes $9.5 million (or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $100,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses or assets, including identifying and evaluating prospective target businesses or assets, selecting one or more target businesses or assets, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights, deferred underwriting discounts and commissions paid to the underwriters and any interest income previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. The working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. The funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the $100,000 available to us outside of the trust account, together with interest income earned on the trust account balance to pay our income and franchise tax obligations and interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming an initial business combination is not completed during that time. We expect our primary liquidity requirements during that period to include:

•	$1,000,000 for expenses for the due diligence and investigation of a target business or businesses;

•	$1,000,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination;

•	$240,000 for office space, administrative services and support payable to JLJ Partners representing a total of $10,000 per month for up to 24 months;

•	$150,000 for legal and accounting fees relating to our SEC reporting obligations; and

•	$960,000, or $1,447,500 if the underwriters’ over-allotment option is exercised in full, for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled ‘‘Use of Proceeds.’’

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate an initial business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

Related Party Transactions

As of the date of this prospectus, JLJ Partners has loaned us an aggregate of $100,000 for payment of offering expenses. This loan is non-interest bearing, unsecured and is due at the earlier of August 8, 2008, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay JLJ Partners an aggregate monthly fee of $10,000 for office space and general and administrative services.

Prior to the date of this prospectus, we issued the 7,187,500 founders units to our founders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.003 per unit. In addition, JLJ Partners has committed to purchase an aggregate of 5,000,000 sponsor’s warrants at $1.00 per warrant (for a total purchase price of $5.0 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe, based on a valuation we received from EarlyBirdCapital, Inc., an independent investing bank firm, that the purchase price of the sponsor’s warrants approximates the fair value of such warrants.

In addition, the purchasers of the co-investment units have agreed to purchase an aggregate of 2,500,000 units at a price of $10.00 per unit ($25.0 million in the aggregate) in a private placement that will occur immediately prior to our consummation of an initial business combination.

PROPOSED BUSINESS

Introduction

We are a newly organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry although we intend to focus our search for a target business in the branded consumer sector. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

We intend to focus initially on U.S. as well as foreign companies in the branded consumer sector, including apparel, specialty retail, footwear and accessories. We will also explore opportunities in other consumer-focused and other sectors that are attractive to us.

Business Strategy

Branded consumer companies focus on developing customer loyalty by selling products identifiable by specific and well recognized trademarks across product categories. Although none of our officers or directors is currently, or has been within the past five years, associated with other specified purpose acquisition companies or other entities with business plans similar to ours, each of our executives has experience in lifestyle branding, whereby a consumer brand is leveraged by expanding, either directly or through third-party licensing and distributorship arrangements, into (i) multiple product categories, including apparel, accessories (handbags, shoes and jewelry), fragrance/beauty products and home products, (ii) various distribution channels, including department stores, specialty and/or outlet retail and direct-to-consumer and (iii) international markets. We intend to leverage this expertise to accelerate the growth of the business we acquire. Our management team’s experience also provides us with the flexibility to review growth and turnaround situations for underleveraged or underperforming brands.

While we do not have set criteria for a target business, we have established general guidelines:

•	Established Companies. We will generally focus on companies with a history of operating and financial results. We do not intend to acquire start-up companies.

•	Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of, or the ability to generate, strong, stable free cash flow. This may include companies with opportunities for cash flow growth through operational expansion or turnaround.

•	Strong Competitive Industry Position. For each potential acquisition, we will review growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will focus on companies that have a leading market position or that we believe have an opportunity to develop such a position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, trademark protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•	Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We may also seek to supplement target businesses’ management teams with seasoned and experienced executives recruited through our extensive professional network. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our founders will complement, not replace, the target’s management team. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively influence their customers, suppliers and competitors.

Competitive Advantages

We believe that we have the following competitive advantages over other entities with business objectives similar to ours:

Management Expertise

We believe that our management team’s experience in owning, operating and developing branded fashion and apparel companies, including Tommy Hilfiger, Pepe Jeans, Polo Ralph Lauren Europe, Donna Karan, Kasper/Anne Klein and, most recently, Michael Kors, will help us locate an attractive target business.

Established Deal Sourcing Network

We believe that our management team’s relationships throughout the fashion, apparel and retail industries will serve as a valuable source of acquisition candidates both in the U.S. and internationally.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other initial business combination. The owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this method a cheaper, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With a trust account initially in the amount of $246.2 million plus an additional co-investment commitment of $25 million from JLJ Partners and Sportswear Holdings, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of the target business’ operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Effecting an initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor’s warrants and co-investment units, our capital stock, debt or a combination of the foregoing as the consideration to be paid in an initial business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsor’s warrants are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in an initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsor’s warrants and the co-investment units will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues requiring internal restructuring to comply with securities laws and stock exchange regulations, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We have no present intention to (i) enter into an initial business combination with any entity that our management has had discussions with regarding a possible business combination through their other business activities or with an entity which is, or has been within the last five years, affiliated with any of our officers, directors or founders, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with such individuals or (ii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business. However, we are not restricted from entering into any such transactions and may do so if (a) such transaction is approved by a majority of our disinterested independent directors and (b) we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Prior to completion of an initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then Lawrence S. Stroll, Joel J. Horowitz and John D. Idol will be personally liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent, that the claims would otherwise reduce the proceeds in the trust account payable to our public stockholders in the event of a liquidation. However, if a potential contracted party executes a valid and enforceable waiver, then Messrs. Horowitz, Stroll and Idol will have no personal liability as to any claimed amounts owed to a contracted party.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million or approximately $10.9 million if the over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our founders or members of our management team or our or their respective affiliates, be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). We do not currently intend to enter into an initial business combination with a target business that is affiliated with our officers, directors, founders or affiliates, and we would only do so if (i) such transaction is approved by a majority of our disinterested directors and (ii) we obtained an opinion from an unaffiliated, independent investment banking firm which is a member of the the Financial Industry Regulatory Authority that the business combination is fair to our unaffiliated stockholders from a financial point of view. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion, in which case we would provide support for such a determination in our proxy soliciting materials. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, even if the proposed transaction involves a target business that is affiliated with our existing stockholders, officers, directors or their affiliates, because investors will still have the benefit of reading a copy of the opinion and all the supporting facts surrounding the conclusion set forth in the opinion. Accordingly, in this situation, we would still be able to rely on such a third party opinion in meeting our obligations to stockholders.

Selection of a target business and structuring of an initial business combination

Subject to the requirement that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination and that in no event will we acquire less than a controlling interest in a target business (meaning not less than 50% of the voting securities of such target business), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	expected returns on investment relative to the aggregate consideration expected to be paid in an initial business combination;

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services;

•	existing distribution arrangements and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

•	costs associated with effecting the business combination; and

•	industry leadership, sustainability of market share and attractiveness of market sectors in which the target business participates.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete an initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another initial business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the initial business combination. In no event, however, will we acquire less than a controlling interest in a target business (meaning not less than 50% of the voting securities of the target business). We may seek to consummate an initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we may need to obtain additional financing, in addition to the $25.0 million we will receive from the co-investment private placement, to consummate such an initial business combination and have not taken any steps to obtain any such financing.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for an initial business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with an initial business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our Board of Directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion, in which case we would provide support for such a determination in our proxy soliciting materials. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, even if the proposed transaction involves a target business that is affiliated with our existing stockholders, officers, directors or their affiliates, because investors will still have the benefit of reading a copy of the opinion and all the supporting facts surrounding the conclusion set forth in the opinion. Accordingly, in this situation, we would still be able to rely on such a third party opinion in meeting our obligations to stockholders. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our Board of Directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete an initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such initial business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such initial business combination. Any vote to extend our corporate life to continue perpetually following the consummation of an initial business combination will be taken only if the initial business combination is approved. We will only consummate an initial business combination if stockholders vote both in favor of such initial business combination and our amendment to extend our corporate life. We will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any initial business combination, all of our founders, including all of our officers and directors, have agreed to vote their founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our founders have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of an initial business combination. We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any initial business combination, we will offer each public stockholder the right to have their shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Our founders will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether underlying the founders’ units or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed initial business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.85 (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned in such funds, or $0.15 less than the per-unit offering price of $10.00 ($0.17 less if the underwriters’ over-allotment is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose (including at the meeting itself), but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in ‘‘street name,’’ to either tender their certificates to our transfer agent at any time through the vote on the initial business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the initial business combination to complete the tender or delivery of his shares to us if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. Therefore, we do not believe that the requirement for physical or electronic delivery prior to the vote would disadvantage investors when compared to the traditional method of tendering shares following the vote. Nevertheless, because we do not have any control over this process it may take significantly longer than we anticipate to obtain a physical stock certificate. Accordingly, if the process to obtain a physical stock certificate takes longer than originally anticipated, shareholders who wish to convert their shares using this delivery process may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares unless they do so by delivering their shares electronically. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the initial business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the initial business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the vote would be imposed to ensure that a converting holder’s election to convert is irrevocable once the initial business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. This fee may discourage stockholders from seeking conversion rights and may make it more beneficial for such stockholders to try to sell their shares in the open market. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting—the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional conversion process.

If a stockholder votes against the initial business combination but fails to properly exercise his, her or its conversion rights, the stockholder will not have his, her or its shares of common stock converted to his, her or its pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting at which a vote is taken with respect to a proposed initial business transaction. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that may otherwise be approved by a majority of our public stockholders. The initial conversion price will be approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. This provision may not be amended except in connection with the consummation of an initial business combination. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.

If we are unable to complete an initial business combination by 24 months from the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described below, we intend to have all third parties (including any vendors or other entities we engage after the consummation of this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that any third parties and prospective target businesses will execute waiver agreements. Nor is there any guarantee that, even if they execute waiver agreements with us, they will not seek recourse against the trust account. Lawrence S. Stroll, Joel J. Horowitz and John D. Idol have agreed that they will be personally liable to pay debts and obligations to third parties or target businesses that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to our public stockholders in the event of a liquidation, and only if such a third party or prospective target business does not execute a valid and enforceable waiver. We cannot assure you, however, that they would be able to satisfy those obligations. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.85 (or $9.83 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets outside of the trust account (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating the assets in the trust account promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our founders have waived their rights to participate in any liquidation distribution with respect to their founders’ common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Horowitz, Stroll and Idol have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.85, or $0.15 less than the per-unit offering price of $10.00 (or $9.83, or $0.17 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes $9.5 million in deferred underwriting discounts and commissions (or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon an initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share (or $9.83 per share if the underwriters’ over-allotment option is exercised in full).

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of an initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of an initial business combination, we shall submit such initial business combination to our stockholders for approval even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

•	we may consummate the initial business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 30% of the shares sold in this offering vote against the initial business combination and exercise their conversion rights;

•	if an initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account and any net asserts remaining outside the trust account on a pro rata basis to all of our public stockholders;

•	upon the consummation of this offering, $246.2 million, or $282.5 million if the underwriters’ over-allotment option is exercised in full, shall be placed into the trust account;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock included in the units sold in this offering on an initial business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

•	the audit committee shall review and approve reimbursements and all payments made to any founder or member of our management team and our and their respective affiliates, other than the payment of an aggregate of $10,000 per month to JLJ Partners for office space, secretarial and administrative services, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

We view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $246.2 million of the net offering proceeds, including the $5.0 million net proceeds from the sale of the sponsor’s warrants and $9.5 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $209.3 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	Approximately $246.2 million of the net offering proceeds, including the $5.0 million net proceeds from the sale of the sponsor’s warrants and $9.5 million in deferred underwriting discounts and commissions, held in trust will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and franchise taxes and then (ii) up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. In no event, however, will we acquire less than a controlling interest of a target business (meaning not less than 50% of the voting securities of such target business).	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of the underwriters’ decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and issue a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of an initial business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of an initial business combination or one year from the date of this prospectus (assuming in each case that we have an effective and current registration statement covering the shares of common stock underlying the warrants).	The warrants could be exercised prior to the completion of an initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of any interest income previously released to us to pay our tax obligations and net of interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such initial business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and franchise taxes and interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) on the balance in the trust account released to us to fund our working capital requirements, the proceeds held in the trust account are not released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of an initial business combination or the failure to effect an initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash up to 30% of our shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $9.5 million, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 11 West 42nd Street, 21st Floor, New York, New York 10036. The cost for this office is included in the aggregate $10,000 per-month fee described above that JLJ Partners will charge us for office space, utilities and administrative services commencing on the date of this prospectus. We believe, based on rents and fees for similar services in the New York metropolitan areas that the fee charged by JLJ Partners is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, shares of common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending March 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Joel J. Horowitz	56	Chief Executive Officer, Treasurer and Director
Lawrence S. Stroll	48	Chairman of the Board
John D. Idol	48	President, Secretary and Director
Arthur Bargonetti	73	Director
John R. Muse	56	Director
M. William Benedetto	66	Director
Stephen F. Reitman	60	Director

Joel J. Horowitz has served as our chief executive officer, treasurer and a member of our board of directors since our inception. Mr. Horowitz was a member of Tommy Hilfiger Corporation’s board of directors from 1992 through October 2005 and rejoined the board in May 2006 following that company’s acquisition by Apax Partners. Mr. Horowitz continues to serve on the board of Tommy Hilfiger. From 1989 to 1994, Mr. Horowitz served as president and chief operating officer of Tommy Hilfiger. From 1994 to August 2003, he was the president and chief executive officer of Tommy Hilfiger. He then served as chairman of Tommy Hilfiger from August 2003 to October 2005. The Tommy Hilfiger group designs, sources and markets men’s and women’s sportswear, jeanswear and childrenswear under the Tommy Hilfiger and Karl Lagerfeld trademarks. In 1989, Mr. Horowitz, along with Mr. Stroll, Silas Chou and Tommy Hilfiger, acquired the Tommy Hilfiger business from Murjani International, Ltd., an apparel manufacturer. Mr. Horowitz joined Murjani International in 1982 as senior vice president and was president of new product development from 1984 to 1986, during which time he was instrumental in developing and launching the Tommy Hilfiger business. Mr. Horowitz also served as president of Murjani International from 1986 to 1989.

Lawrence S. Stroll has been our chairman of the board since our inception. Mr. Stroll has been the co-chairman of the board of Michael Kors Corporation, one of the preeminent designers for luxury sportswear, since January 2003. Mr. Stroll acquired a majority stake in Michael Kors Corporation in January 2003 through Sportswear Holdings Limited, a firm he co-founded in 1989. Sportswear Holdings Limited was formed to acquire the Tommy Hilfiger business with Mr. Hilfiger, Joel Horowitz and Silas Chou. Sportswear Holdings is beneficially owned 50% by Mr. Stroll and his affiliates and 50% by Mr. Chou and his affiliates. He served on the board of directors of Tommy Hilfiger Corporation from 1992 to July 2002, and was its co-chairman from 1998 to July 2002. In 2000, Sportswear Holdings acquired the London-based Asprey and Garrard luxury businesses. Mr. Stroll served as co-chairman of Asprey and Garrard until its subsequent sale in 2006. Sportswear Holdings also acquired Pepe Jeans London Corporation in 1991, of which Mr. Stroll was group chief executive officer from 1993 through 1998. Pepe Jeans, in addition to its own jeanswear businesses, held the license in Europe for Tommy Hilfiger jeans and women’s wear. Mr. Stroll also currently serves as co-chairman of Hackett Ltd., a classic British men’s clothing and accessories lifestyle brand based in London. Mr. Stroll began his career over 25 years ago when he acquired the Pierre Cardin children’s wear license for Canada. Shortly thereafter, he acquired the license for Polo Ralph Lauren children’s wear in Canada and launched Polo Ralph Lauren men’s, women’s and children’s apparel throughout Europe under the company Poloco S.A., of which Mr. Stroll was the founder, owner and operator.

John D. Idol has been our president, secretary and a member of our board of directors since our inception. In January 2003, Mr. Idol joined Mr. Kors, Lawrence Stroll and Silas Chou in acquiring the Michael Kors business. Mr. Idol has served as the chief executive officer of Michael Kors Corporation since January 2003. From July 2001 until July 2003 when it was sold to the Jones Apparel Group, Mr. Idol served as chief executive officer of Kasper A.S.L., Ltd., a women’s branded apparel company whose lines included the Anne Klein brands, to lead the company through its Chapter 11 restructuring. From July 1997 to July 2001, Mr. Idol served as chief executive officer of Donna Karan International Inc., which designs, markets and distributes collections of women’s and men’s apparel and sportswear, accessories and shoes under the Donna Karan New York and DKNY brand names. In 2001, Mr. Idol and a special committee of Donna Karan International negotiated the sale of Donna Karan International to Louis Vuitton Moet Hennessey. From 1984 to 1990, Mr. Idol served as vice president, and from 1990 to 1994, Mr. Idol served as president, of the Ralph Lauren home collection. From 1994 to 1997, he served as Ralph Lauren’s group president and chief operating officer—product licensing, home collection and men’s collection. Mr. Idol began his career in 1980 at J.P. Stevens, a major U.S. textile manufacturer.

Arthur Bargonetti has served as a member of our board of directors since our inception. Since July 2005, Mr. Bargonetti has served as the Chief Operating Officer of the Signature Apparel Group, a company which designs, markets and distributes several branded lines, including Rocawear Juniors and Levi Loungewear. From 1998 to 2004, Mr. Bargonetti served as President of Operations for Tommy Hilfiger USA, Inc. where he was responsible for the control, coordination and execution of all operational activities including the integration of several acquired licensees. From 1994 to 1998, Mr. Bargonetti served as Chief Operating Officer of Pepe Jeans USA, Inc. From 1983 to 1994, Mr. Bargonetti served as the Executive Vice President and Chief Operating Officer of Bidermann Industries Corporation, a branded apparel company whose lines included, among others, Calvin Klein Sportswear, Ralph Lauren Womenswear, Yves St. Laurent Clothing, Arrow Shirts and Gold Toe Hosiery. From 1974 to 1983, Mr. Bargonetti served as the Executive Vice President of Territory Financial Corporation, a factoring company which specialized in apparel. Mr. Bargonetti started his career as a credit executive with a General Electric distributor.

John R. Muse has served as a member of our board of directors since our inception. Mr. Muse co-founded HM Capital Partners LLC (formerly Hicks, Muse, Tate & Furst, Incorporated), a private equity firm. Since 1997, Mr. Muse has served as Chairman of the Board, President and a partner of HM Capital Partners. Mr. Muse has been involved in HM Capital Partners’ investment activities in the food and beverage, energy and media sectors since its inception. In 1998, Mr. Muse moved to London to extend HM Capital Partners’ investment activities into Europe. Mr. Muse serves on the Board of Directors of a number of portfolio companies in both the United States and Europe. He also serves as a Director of Dean Foods Company, a Nasdaq listed food and beverage company, as well as the Anderson School of Business at UCLA. Mr. Muse is a 1973 graduate of the United States Air Force Academy and received his M.B.A. from the Anderson School of Business of UCLA in 1974.

M. William Benedetto has served as a member of our board of directors since our inception. Mr. Benedetto is a co-founder and chairman of The Benedetto Gartland Group, a boutique investment bank founded in 1988 that specializes in raising equity capital for private equity firms and providing other investment banking services. From 1983 to 1988, Mr. Benedetto served as executive vice president, director and manager of Dean Witter Reynolds, Inc.’s Investment Banking Division. As senior officer in charge of that firm’s national corporate and public finance departments, he oversaw all investment banking advisory services as well as investment products for the firm’s retail and institutional distribution systems. From 1980 to 1983, Mr. Benedetto served as head of corporate finance for Warburg, Paribas Becker. From 1978 to 1980, Mr. Benedetto served as head of Blyth Eastman Dillon’s Chicago office. Mr. Benedetto was lead director of Donna Karan International from 1996 to 2001 and chaired its audit and compensation committees. Mr. Benedetto is also a member of the Board of Directors of Georgetown University, is chairman of its Board of Regents, and is a former Chairman of the Securities Industry Association’s corporate finance committee. He is co-author of Initial Public Offerings: A Strategic Planner for Raising Equity Capital (Probus Publishing, Chicago, IL).

Stephen F. Reitman has served as a member of our board of directors since October 2007. Since 1984, Mr. Reitman has served as a director, executive vice president and chief operating officer of Reitmans (Canada) Limited, Canada’s largest speciality ladies’ wear retailer, which is publicly traded on the Toronto Stock Exchange. From 1971 to 1984, Mr. Reitman held various management positions with Reitmans. Mr. Reitman also currently serves on the board of directors of Celio International

S.A., a privately-held European apparel retailer. Mr. Reitman received an M.B.A. from the Wharton School of the University of Pennsylvania in 1971.

Number and Terms of Office of Directors

Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Stephen F. Reitman and John R. Muse, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of M. William Benedetto and Arthur Bargonetti, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Lawrence S. Stroll, Joel J. Horowitz and John D. Idol, will expire at the third annual meeting of stockholders.

Executive Officer and Director Compensation

Members of our management team have not received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay JLJ Partners, an affiliate of Messrs. Horowitz, Stroll and Idol, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by JLJ Partners for our benefit and is not intended to provide Messrs. Horowitz, Stroll or Idol compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other director has a relationship with or interest in JLJ Partners. Other than this $10,000 per-month fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to any founder or member of our management team, or our or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that each of Arthur Bargonetti, John R. Muse, M. William Benedetto and Stephen F. Reitman are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the Board of Directors, which will consist of Arthur Bargonetti, as chairman, M. William Benedetto and John R. Muse, each of whom has been determined to be ‘‘independent’’ as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance with the terms of this offering and, if any noncompliance is identified, taking all action necessary to rectify the noncompliance or otherwise cause compliance with the terms of this offering;

•	reviewing and approving all reimbursements and payments made to any of our founders or members of our management team or our or their respective affiliates, other than the payment of an aggregate of $10,000 per month to JLJ Partners for office space, secretarial and administrative services. Any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval; and

•	reviewing and approving any related party transactions we may enter into. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that each of Arthur Bargonetti and M. William Benedetto satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the Board of Directors, which will consist of M. William Benedetto, as chairman, and Arthur Bargonetti,

each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, stockholders and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Certain of our officers and directors are executive officers and/or directors of other companies. As a result, each may have pre-existing fiduciary or other obligations to such companies that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. To the extent that any officer or director may initially identify a specific business opportunity that fits the acquisition criteria of our company as well as of another company to which the officer or director has a pre-existing fiduciary obligation, the officer or director will honor his pre-existing fiduciary or other legal obligations to such other company. Accordingly, there may be circumstances where officers and directors may not be in a position to present business opportunities to us unless the other companies have declined to accept such opportunities.

The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual	Priority/Preference relative to Global Brands Acquisition Corp.
Tommy Hilfiger	Joel J. Horowitz	Mr. Horowitz has a pre-existing fiduciary obligation to present all business opportunities which are suitable for Tommy Hilfiger to Tommy Hilfiger prior to presenting them to us. However, Tommy Hilfiger has agreed to allow Mr. Horowitz to show all potential business combination opportunities to us prior to showing such opportunities to Tommy Hilfiger. Accordingly, this affiliation will not create any actual conflict.

Michael Kors Corporation	Lawrence S. Stroll John D. Idol	Each of these individuals will be required to present all business opportunities which are suitable for Michael Kors Corporation to Michael Kors Corporation prior to presenting them to us.

Sportswear Holdings Limited	Lawrence S. Stroll	Mr. Stroll will be required to present all business opportunities which are suitable for Sportswear Holdings Limited to Sportswear Holdings Limited prior to presenting them to us.

Hackett Ltd.	Lawrence S. Stroll	Mr. Stroll will be required to present all business opportunities which are suitable for Hackett Ltd. to Hackett Ltd. prior to presenting them to us.

Signature Apparel Group	Arthur Bargonetti	Mr. Bargonetti will be required to present all business opportunities which are suitable for Signature Apparel Group to Signature Apparel Group prior to presenting them to us.

HM Capital Partners LLC	John R. Muse	Mr. Muse will be required to present all business opportunities which are suitable for HM Capital Partners LLC to HM Capital Partners LLC prior to presenting them to us.

Reitmans (Canada) Limited	Stephen F. Reitman	Mr. Reitman will be required to present all business opportunities which are suitable for Reitmans (Canada) Limited to Reitmans (Canada) Limited prior to presenting them to us.

Celio International S.A.	Stephen F. Reitman	Mr. Reitman will be required to present all business opportunities which are suitable for Celio International S.A. to Celio International S.A. prior to presenting them to us.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, may have conflicts of interest in allocating his time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented and as a result, if they present such an opportunity to another entity prior to us, we could be deprived of an appropriate target business to acquire if one of those entities accepts it.

•	Our officers and directors may in the future become affiliated with entities, including, among others, blank check companies, public companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by our company.

•	The founders’ common stock owned by our officers and directors may not be sold or transferred and will not be released from escrow until 180 days after the successful consummation of an initial business combination (except in each case in limited circumstances, provided, in each case, that the transferee agrees to be subject to the same transfer restrictions and certain other agreements), and the founders’ warrants and sponsor’s warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if we do not consummate an initial business combination. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founders’ common stock. Furthermore, the purchasers of the sponsor’s warrants have agreed that such securities will not be sold or transferred (except under limited circumstances, provided, in each case, that the transferee agrees to be subject to the same transfer restrictions) until after we have completed an initial business combination. For the foregoing reasons, our management team may have a conflict of interest in determining whether it is appropriate to effect an initial business combination with a particular target business.

•	Members of our management team will be able to remain with the company after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the initial business combination. Our management team has no particular preference or intention to stay with the company in an employment or consulting capacity following a business combination. However, our management team is not restricted from seeking such an employment or consulting arrangement with the combined company following the initial business combination. Following the consummation of a business combination, it is possible that such individuals will enter into other arrangements or receive other forms of compensation for their services. However, the payment of such fees will be solely up to the directors of the post-combination business to determine. Stockholders will not be able to evaluate these arrangements at the time they are asked to approve a proposed business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any of our officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Joel J. Horowitz, Lawrence S. Stroll and John D. Idol has contractually agreed, subject to any fiduciary or contractual obligations he might have, commencing on the date of this prospectus and ending on the earliest of the consummation of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with a target business or businesses having a collective fair market value in excess of $190 million (which amount will increase proportionately if the underwriters exercise their overallotment option). Accordingly, each of these individuals must present to us only business opportunities with target businesses that have a fair market value in excess of $190 million (which amount will increase proportionately if the underwriters exercise their overallotment option) they become aware of following the date of this prospectus prior to presenting them to any company which they become affiliated with following this offering. However, they would be required to present business opportunities to companies which they are affiliated with and owe a fiduciary or contractual obligation to prior to the date of this prospectus prior to presenting them to us. Because these obligations to present potential target business opportunities to us are contactual in nature, we have not established any procedures to ensure that such individuals observe these requirements as we do not believe written procedures would be any more effective to compel them to observe their contractual obligations. Furthermore, we have no intention of waiving such obligations in any situation.

In connection with the vote required for any initial business combination, all of the founders, as well as all of our officers and directors, have agreed to vote the founders’ common stock in accordance with the vote of the majority of shares voted by public stockholders at the stockholders meeting called for the purpose of approving our initial business combination and to vote any shares of common stock acquired in the offering or in the after market in favor of the initial business combination. John R. Muse, one of our directors, has indicated that he may purchase units in this offering although he is not obligated to do so. To the extent Mr. Muse purchases in this offering, he will represent to us that he is purchasing for investment purposes only. None of our other stockholders, officers or directors has indicated they have any intention of purchasing units in this offering or units or shares in the aftermarket. However, they are not restricted from purchasing additional units or shares of common stock in this offering or in the aftermarket. If a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our founders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote with respect to such proposed business combination. These individuals may have substantial financial interests in making these types purchases. Furthermore, these purchases may make it less likely that the holders of 30% or more of the shares sold in this offering vote against a business combination and exercise their conversion rights described below. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ common stock.

To further minimize potential conflicts of interest, we have agreed not to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or (ii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business, unless, in either case, (a) such transaction is approved by a majority of our disinterested independent directors and (b) we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view. Tommy Hilfiger, Tommy Hilfiger Japan, Michael Kors Corporation, Sportswear Holdings Limited, Pepe Jeans, Hackett Ltd., Signature Apparel Group, HM Capital Partners LLC, Reitmans (Canada) Limited or Celio International S.A., each an affiliate of our officers and directors, is or has portfolio companies that may be a suitable acquisition candidate for us. However, we have not conducted any research or taken any steps to determine whether any such companies would be suitable acquisition candidates for us. Therefore, although we are not restricted from entering into a transaction with any of these entities, we do not have any present intention to enter into a business combination with such entities. We would only enter into such a transaction if one of our officers or directors brought the potential transaction to our attention following the consummation of this offering and we determined that it was not a transaction that such officer or director contemplated for us prior to this offering. Accordingly, prior to submitting such a transaction to our stockholders for their approval, all of the facts and circumstances surrounding the presentation of the transaction to us would be submitted to our audit committee and then it would independently analyze such facts and circumstances to confirm that the transaction was not contemplated for us prior to this offering.  This information would then also be fully described in the proxy solicitation materials we mail to stockholders in connection with any such transaction. We anticipate we would only consummate such a transaction after we have considered other options available to us. We do not presently expect to enter into this type of transaction. Furthermore, in no event will any of our founders, members of our management team or our or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering				After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock		Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
JLJ Partners, LLC(3)	7,062,500	(4)	98.3%		6,125,000	(5)	19.6%
Lawrence S. Stroll	0	(6)	0		0	(6)	0
Joel J. Horowitz	0	(6)	0		0	(6)	0
John D. Idol	0	(6)	0		0	(6)	0
Arthur Bargonetti	31,250	(7)		*	31,250	(7)		*
John R. Muse	31,250	(7)		*	31,250	(7)		*
M. William Benedetto	31,250	(7)		*	31,250	(7)		*
Stephen F. Reitman	31,250	(7)		*	31,250	(7)		*
All directors and executive officers as a group (seven individuals)	7,187,500	(8)	100.0%		6,250,000	(9)	20.0%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals or entities is 11 West 42nd Street, 21st Floor, New York, New York 10036.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 937,500 shares of common stock and an aggregate of 937,500 warrants held by JLJ Partners.
(3)	Lawrence S. Stroll, Joel J. Horowitz and John D. Idol share voting and dispositive power over the shares held by JLJ Partners.
(4)	Does not include 7,062,500 shares of common stock issuable upon exercise of founders’ warrants which are not exercisable and will not become exercisable within 60 days.
(5)	Does not include (i) 6,125,000 shares of common stock issuable upon exercise of founders’ warrants and (ii) 5,000,000 shares of common stock issuable upon exercise of sponsors’ warrants, all of which are not exercisable and will not become exercisable within 60 days.
(6)	Does not include the shares held by JLJ Partners, of which each individual is approximately a 1/3 beneficial owner, either directly or through entities of which they or their family members are owners and beneficiaries.
(7)	Does not include 31,250 shares of common stock issuable upon exercise of founders’ warrants which are not exercisable and will not become exercisable within 60 days.
(8)	Does not include 7,187,500 shares of common stock issuable upon exercise of founders’ warrants which are not exercisable and will not become exercisable within 60 days.
(9)	Does not include (i) 6,250,000 shares of common stock issuable upon exercise of founders’ warrants and (ii) 5,000,000 shares of common stock issuable upon exercise of sponsors’ warrants, all of which are not exercisable and will not become exercisable within 60 days.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our founders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, JLJ Partners will be required to forfeit up to an aggregate of 937,500 units. JLJ Partners will be required to forfeit only a number of units necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option but without giving effect to any purchase of units by the founders in this offering.

There are 6 investors in JLJ Partners, each of which is an accredited investor. The interest holders of JLJ Partners have agreed not to transfer their ownership interests in such entity to anyone other than another founder, sponsor or their affiliates until the termination of the transfer restrictions.

All of the founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The founders’ shares will be released from escrow 180 days after the consummation of our initial business combination and the founder’s warrants will be released when they become exercisable. The founders’ common stock may be released from escrow earlier than as described above if subsequent to our initial business combination:

•	the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our securityholders having the right to exchange their securities for cash, securities or other property, in which case, the founders’ warrants will also be released from escrow but only to the extent necessary to participate in such exchange.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers and directors and persons affiliated with our founders or (vi) by private sales with respect to up to one third of the founders’ units held by them made at or prior to the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased (approximately $0.003 per unit), in each of (i)-(vi) provided the transferee agrees in writing to be bound to the transfer restrictions and to the terms of the escrow agreement, to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and to waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and to resell the founders’ units to us if the coinvestment is not made. We believe allowing private sales of the founders’ units prior to the expiration of the escrow period enables our founders to attract individuals, including employees, consultants and other key personnel, that may bring value to us prior to or after an initial business combination. If our founders determine to make such sales to attract individuals to our business, it will allow us to save the shares and/or funds that we would have needed to pay to such individuals, as the founders would bear the compensatory burden. At the same time, limiting the transfer price to prices no greater than the price at which such units were originally purchased ensures that the founders will not profit from such transfers. Our founders have no present intention to enter into any such sales. The founders and their permitted transferees will retain all other rights as our stockholders with respect to the founders’ common stock, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared, but excluding conversion rights. If dividends are declared and payable in units, such dividends will also be placed in escrow and will be subject to the transfer restrictions and the terms of the escrow agreement, and the underlying shares will be subject to the requirement to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and the waiver of any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. If we are unable to effect an initial business combination and liquidate, none of our founders (or any transferees) will receive any portion of the liquidation proceeds with respect to the founders’ common stock.

In addition, in connection with the vote required for our initial business combination, the founders have agreed (and any permitted transferees will agree) to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. The founders have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the proposed initial business combination and have, as a result, waived the right to exercise conversion rights for those shares in the event that our initial business combination is approved by a majority of our public stockholders.

Effective November 15, 2007, JLJ Partners has entered into an agreement with us to purchase an aggregate of 5,000,000 sponsor’s warrants at a price of $1.00 per warrant ($5.0 million in the aggregate). The purchasers are obligated to purchase the sponsor’s warrants from us with their own funds simultaneously with the consummation of this offering. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete one or more initial business combinations that meet the criteria described in this prospectus, then the $5.0 million purchase price of the sponsor’s warrants will become part of the liquidating distribution to our public stockholders and the sponsor’s warrants will expire worthless. The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by JLJ Partners (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and persons affiliated with our founders, in each of (i)-(v), provided the transferee agrees to be bound by the transfer restrictions) until we complete an initial business combination, and they will be exercisable on a cashless basis and will not be redeemable by us, in each case, so long as such warrants are held by the purchasers or their permitted transferees.

In addition, the purchasers of the co-investment units have agreed to purchase an aggregate of 2,500,000 co-investment units at a price of $10.00 per unit ($25.0 million in the aggregate) in a private placement that will occur immediately prior to the completion of our business combination. Except as set forth below, these co-investment units will be identical to the units sold in this offering. The purchasers have agreed, except as provided below, not to transfer, assign or sell any of these co-investment units or the common stock or warrants included in these co-investment units (including the common stock to be issued upon exercise of these warrants), until 180 days after the consummation of our initial business combination (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and persons affiliated with our founders, in each of (i)-(v), providing the transferee agrees to be bound by the transfer restrictions). These transfer restrictions will terminate if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to the completion of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of liquidation. In the event that a purchaser does not consummate all or any portion of its co-investment when required to do so, the other purchaser will have the ability, but not the obligation, to satisfy the defaulting purchaser’s co-investment obligation. If the co-investment obligation is not satisfied in full, JLJ Partners has agreed to sell and we have agreed to purchase its founders’ units for the same purchase price originally paid for them. Aside from our bringing a lawsuit to seek to enforce the obligations of the co-investment purchasers under the agreement, this would be our only remedy against them for their breach. Even in the event of a breach, JLJ Partners would still be entitled to retain the sponsors’ warrants it is purchasing and therefore would have a continuing financial interest in our company following a failure to consummate the co-investment.

JLJ Partners, Joel J. Horowitz, Lawrence S. Stroll and John D. Idol are our ‘‘promoters’’ as that term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 3, 2007, we issued 7,187,500 units, representing 7,187,500 shares of our common stock and 7,187,500 warrants included in the founders’ units to the entity and individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of approximately $0.003 per unit, as follows:

Name	Number of Shares	Number of Warrants	Relationship to Us
JLJ Partners, LLC	7,093,750	7,093,750	Stockholder
Arthur Bargonetti	31,250	31,250	Director
John R. Muse	31,250	31,250	Director
M. William Benedetto	31,250	31,250	Director

In October 2007, JLJ Partners transferred 31,250 units to Stephen F. Reitman upon his becoming a director of ours at the same purchase price that it initially paid for such units.

If the underwriters determine not to exercise their over-allotment option in full or in part, JLJ Partners has agreed to forfeit, at no cost to us, up to an aggregate of 937,500 units in proportion to the portion of the over-allotment option that is not exercised. If such units are forfeited, we would record the aggregate fair value of the units forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the units forfeited and the price paid to us for such forfeited units (which would be an aggregate total of approximately $3,260 for all 937,500 units). Upon receipt, such forfeited units would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain the number of founders’ units equal to 20% of the number of units to be sold in this offering. Such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. As a result of a 20% increase in offering size, the per-share conversion or liquidation price could decrease by as much as $0.05 (assuming the underwriters exercise their over-allotment option). The offering size will not be decreased after the effective date of the registration statement of which this prospectus forms a part.

The holders of the majority of the shares of founders’ common stock and founders’ warrants, respectively, will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of the founders’ common stock and founders’ warrants may elect to exercise these registration rights at any time commencing 30 days after the consummation of our initial business combination. In addition, these stockholders have certain ‘‘piggyback’’ registration rights with respect to registration statements filed subsequent to the date on which these shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

JLJ Partners has committed, pursuant to written subscription agreements dated as of November 15, 2007 with us, to purchase the 5,000,000 sponsor’s warrants (for a total purchase price of $5.0 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the sponsor’s warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsor’s warrants, at least 24 hours prior to the date of this prospectus until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and persons affiliated with our founders, provided, in each of (i)-(v), that the transferee agrees to be bound by the transfer restrictions) until after we complete an initial business combination, they will be exercisable on a cashless basis and will not be redeemable by us, in each case, so long as such warrants are held by the purchasers or their permitted transferees. The holders of the majority of these sponsor’s warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time commencing 30 days after we consummate our initial business combination. In addition, these holders will have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, immediately prior to our consummation of an initial business combination, JLJ Partners and Sportswear Holdings Limited, an entity formed to acquire the Tommy Hilfiger business with Mr. Hilfiger, Joel Horowitz and Silas Chou, will purchase an aggregate of 2,500,000 of our units at a price of $10.00 per unit for an aggregate purchase price of $25.0 million. Except as noted below, the co-investment units will be identical to the units sold in this offering. Pursuant to the registration rights agreement, the holders of the co-investment units (and underlying securities) will be entitled to certain registration rights commencing 30 days after the consummation of our business combination. Each of the purchasers has agreed, except as provided below, not to sell or otherwise transfer any of its co-investment units, co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) for a period of 180 days from the date of the consummation of our business combination, except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers and directors and persons affiliated with our founders provided, in each of (i)-(v), that transferees receiving such securities agrees to be subject to the same transfer restrictions as the purchasers. These transfer restrictions will terminate if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the purchasers of the co-investment units has provided us, and has agreed to provide our audit committee, on a semi-annual basis, with evidence that it has sufficient net liquid assets available to consummate the co-investment. In the event that a purchaser does not consummate all or any portion of its co-investment when required to do so, the other purchaser will have the ability, but not the obligation, to satisfy the defaulting purchaser’s co-investment obligation. If the co-investment obligation is not satisfied in full, JLJ Partners has agreed to sell and we have agreed to purchase its founders’ units for the same purchase price originally paid for them.

JLJ Partners, an affiliate of Messrs. Horowitz, Stroll and Idol, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business or our liquidation, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay JLJ Partners an aggregate of $10,000 per month for these services. Each of Messrs. Horowitz, Stroll and Idol is a 1/3 beneficial owner, either directly or through entities of which they or their family members are owners and beneficiaries, of JLJ Partners. As a result, each will benefit from the transaction to the extent of his interest in JLJ Partners. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Stroll, Horowitz or Idol compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by JLJ Partners is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, JLJ Partners has loaned to us an aggregate of $100,000 to cover expenses related to this offering. The loan will be payable without interest on the earlier of August 8, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account.

We will reimburse our management team, founders and our or their respective affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the $100,000 of available proceeds not deposited in the trust account and interest income of up to $3.25 million (or approximately $3.74 million if the underwriters’ over-allotment option is exercised in full) on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all reimbursements and payments made to any founder or member of our management team and our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our management team, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our founders, officers or directors or our or their respective affiliates, prior to or with respect to the initial business combination (regardless of the type of transaction that is its).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our founders or members of our management team or our directors, or our or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Related party policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, or officer.

DESCRIPTION OF SECURITIES

As of the date of this prospectus, our authorized capital stock consists of 90,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 7,187,500 shares of common stock included within the founders’ units are outstanding, held by five stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws and the form of warrant agreement with Continental Stock Transfer & Trust Company, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto or in a subsequent Form 8-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and issue a press release announcing when such separate trading will begin.

Founders’ Units

In July 2007, we issued 7,187,500 units to our founders for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per unit. The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 937,500 founders’ units are subject to forfeiture by JLJ Partners to the extent that the over-allotment option is not exercised in full or in part by the underwriters;

•	the founders’ units will be placed in escrow and the founders’ common stock and founders’ warrants are subject to certain transfer restrictions (except that they may be transferred only in the following situations: (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers and directors and persons affiliated with our founders or (vi) by private sales with respect to up to one third of the founders’ units made at or prior to the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased (approximately $0.003 per unit), in each of (i) - (vi) providing the transferee agrees in writing to be bound by the transfer restrictions and the terms of the escrow agreement, to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and to waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and to resell the founders’ units to us in the event the coinvestment is not made) and will be entitled to registration rights;

•	the founders’ warrants, which will be in the same form as our public warrants, will become exercisable, and transferable to anyone other than one of our founders or their affiliates, only after the completion of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30-trading day period beginning 90 days after the business combination;

•	the founders’ warrants are exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•	the founders have agreed to vote the founders’ common stock in the same manner as a majority of the shares of common stock voted by public stockholders at the special or annual meeting called for the purpose of approving our initial business combination;

•	the founders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, holding the units and acting as escrow agent. Our board of directors will have a fiduciary obligation to enforce the terms of this agreement. These provisions may not be waived unless we obtain the consent of the underwriters. However, we have no intention to waive these transfer restrictions. The founders’ common stock will be released from escrow 180 days after the consummation of our initial business combination and the founders’ warrants will be released when they become exercisable. The securities will be released from escrow earlier than as described above if the over-allotment option is not exercised in full or in part but only to the extent necessary to have up to 937,500 units cancelled as described above. In addition, the founders’ common stock may be released from escrow earlier than as described above if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our securityholders having the right to exchange their securities for cash, securities or other property; provided further that the founders’ warrants will be released from escrow in connection with (ii) but only to the extent necessary to participate in such exchange. Furthermore, the interest holders of JLJ Partners have agreed not to transfer their ownership interests in such entity to anyone other than another founder, sponsor or their affiliates until termination of the transfer restrictions. In addition, the founders are entitled to registration rights with respect to the founders’ common stock and founders’ warrants under an agreement to be signed on or before the date of this prospectus. See ‘‘Securities Eligible for Future Sale—Registration Rights.’’

Co-Investment Units

Immediately prior to the consummation of our initial business combination, the purchasers of the co-investment units will purchase from us in a private placement an aggregate of 2,500,000 co-investment units at a price of $10.00 per unit for an aggregate purchase price of $25.0 million. This will not occur until after the signing of a definitive business combination agreement and the approval of that initial business combination by a majority of the shares of our common stock voted by our public stockholders.

Except as set forth below, the co-investment units will be identical to the units sold in this offering. However, as the proceeds from the sale of the co-investment units will not be received by us until immediately prior to the consummation of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of our liquidation. Our founders will not receive any additional carried interest (in the form of additional units, common stock, warrants or otherwise) in connection with the co-investment. Each of the purchasers has agreed, except as provided below, not to sell, assign or otherwise transfer any of its co-investment units, co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) for a period of 180 days from the date of the consummation of our initial business combination, except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers and directors and persons affiliated with our founders, in each of (i) - (v), providing the transferees receiving such securities agrees to be subject to the same transfer restrictions as the purchasers. The transfer restrictions will terminate if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the co-investment units and the securities underlying them are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. See ‘‘Securities Eligible for Future Sale—Registration Rights.’’

Each of the purchasers of the co-investment units has provided us, and has agreed to provide our audit committee, on a semi-annual basis, with evidence that it has, or has access to, sufficient net liquid assets available to consummate the co-investment.

Common Stock

As of the date of this prospectus, there are 7,187,500 shares of our common stock outstanding held by five stockholders of record. Upon closing of this offering, 31,250,000 shares of our common stock (or 35,937,500 shares of common stock if the underwriters’ over-allotment option is exercised in full) will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Upon our liquidation or dissolution, the public stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, our founders have agreed to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Furthermore, our founders have agreed that they will vote any shares of common stock acquired in or after this offering in favor of a proposed initial business combination. As a result, our founders will not be able to exercise the conversion rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our founders may vote all their shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights discussed below. Voting against the initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate an initial business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to a pro rata share of the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest and franchise taxes, which taxes, if any, shall be paid from the trust fund, and any assets remaining outside of the trust account available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders. Our founders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to the founders’ common stock. Our founders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against the initial business combination and the initial business combination is approved and completed. Public stockholders who convert their shares of common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to an initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on an initial business combination. We may issue some or all of the preferred stock to effect an initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of an initial business combination; or

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

At any time while the warrants are exercisable and there is available an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants, we may call the outstanding warrants (except as described above with respect to the founders’ warrants and below with respect to the sponsor’s warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the redemption period); and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which the notice of redemption is sent to the holders of the warrants.

We may not redeem the warrants unless an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants is available throughout the redemption period.

We have established these redemption criteria to provide (i) warrant holders with adequate notice of exercise after the then-prevailing common stock price is substantially above the warrant exercise price and (ii) a sufficient differential between the then-prevailing common stock price and the warrant price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis.’’ The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. Except as described above, in no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the common stock included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up or down the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

Founders’ Warrants

The founders’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the founders’ warrants will become exercisable after our consummation of a business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination and the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees. In addition, the founders’ warrants and the underlying common stock are entitled to registration rights commencing 30 days after the consummation of our initial business combination under an agreement to be signed on or before the date of this prospectus. The founders’ warrants are subject to the transfer restrictions described above under the caption ‘‘—Founders’ Units.’’

Sponsor’s Warrants

The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and persons affiliated with our founders, in each of (i) - (v), provided the transferee agrees to be bound by the transfer restrictions) until after we complete an initial business combination and they will be exercisable on a cashless basis and will not be redeemable by us, in each case, so long as such warrants are held by the purchasers or their permitted transferees. Furthermore, the interest holders of JLJ Partners have agreed not to transfer their ownership interests in such entity to anyone other than another founder, sponsor or their affiliates until the termination of the transfer restrictions. Our warrant agreement provides that the sponsor’s warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus are available. Commencing 30 days after the consummation of our initial business combination, the sponsor’s warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our chief executive officer or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 60th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering, we will have 31,250,000 shares of common stock outstanding (or 35,937,500 shares of common stock outstanding if the over-allotment option is exercised in full). Of these shares, the 25,000,000 shares sold in this offering (or 28,750,000 shares sold in this offering if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and based on the availability of current public information about us.

The SEC has adopted amendments to Rule 144 which shorten the holding period described above from one year to six months. In addition, these amendments provide that sales made after such holding period need not comply with the volume limitation, manner of sale or notice provisions described above, provided that a person making such sale is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. Such sales must comply with the public information provision of Rule 144 (until our common stock has been held for one year).

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As discussed above, the SEC has adopted amendments to Rule 144 which will, upon their effectiveness, permit non-affiliates to sell restricted shares without complying with the volume or manner of sale restrictions after six months.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as ‘‘underwriters’’ under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, the amendments to Rule 144 discussed above contained provisions in their proposed form that, upon effectiveness, would make Rule 144 available to promoters or affiliates of blank check companies and their transferees 90 days after consummation of an initial business combination by the blank check company. Because the SEC has not yet published the amendments in their adopted form, we cannot assure you that they retain this provision.

Registration Rights

The holders of the founders’ common stock and founders’ warrants (and underlying securities), as well as the holders of the sponsor’s warrants (and underlying securities) and co-investment units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be entered into in connection with this offering. The holders of the majority of the founders’ common stock, founders’ warrants, sponsor’s warrants (or underlying securities), co-investment common stock and co-investment warrants (or underlying securities), respectively, may elect to exercise these registration rights at any time commencing 30 days after we consummate our initial business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol ‘‘GQN.U’’ and to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘GQN’’ and ‘‘GQN.WS,’’ respectively.

TAXATION

United States Federal Income and Estate Tax Considerations

The following is a general summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder’s particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent set forth below, (b) state, local or foreign tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (‘‘IRS’’), all as in effect on the date of this Prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this Prospectus, the term ‘‘U.S. person’’ means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. person and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business—Effecting an initial business combination—Conversion rights’’, may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under ‘‘U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (2) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders—Taxation of Distributions’’, above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in his remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

A U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘—General’’) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘—General’’). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in ‘‘—U.S. Holders —Possible Constructive Dividends’’, above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30 percent of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their own tax advisors regarding the proper treatment of any adjustments to the warrants. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘United States real property holding corporation’’ (see ‘‘Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under ‘‘U.S. Holders—Exercise of a Warrant’’ above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘United States real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of.

There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional ‘‘branch profits tax’’ at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10 percent withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our ‘‘United States real property interests’’ equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our securities paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S.. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
Ladenburg Thalmann & Co. Inc.
I-Bankers Securities, Inc.

Total	25,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $         per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $         unit on sales to other dealers. After the underwriters purchase the units from us, if all of the units are not sold by the underwriters to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, the founders have agreed, subject to certain exceptions (provided, in each case, that the transferee likewise agree), not to sell or otherwise transfer any of the founders’ common stock until 180 days after the date we complete our initial business combination and not to sell, assign or otherwise transfer any of the founders’ warrants until they are exercisable, the purchasers of the sponsor’s warrants have agreed, subject to certain exceptions, not to sell, assign or otherwise transfer any of the sponsor’s warrants until we complete our initial business combination and the purchasers of the co-investment units have agreed, subject to certain exceptions, not to sell, assign or otherwise transfer any of the co-investment units or the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) until 180 days after the date we complete our initial business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an ‘‘offer of units to the public’’ in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the size of the offering was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We anticipate that the units will be listed on the American Stock Exchange under the symbol
‘‘GQN.U’’ and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols ‘‘GQN’’ and ‘‘GQN.WS,’’ respectively.

	Paid by Global Brands Acquisition Corp.
	No Exercise	Full Exercise
Per unit	$0.70	$0.70
Total	$17,500,000	$20,125,000

The amounts paid by us in the table above include $9.5 million in deferred underwriting discounts and commissions (or approximately $10.9 million if the over-allotment option is exercised in full), an amount equal to 3.8% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must distribute the balance in the trust account, the underwriters have agreed that (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Davis Polk & Wardwell, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Global Brands Acquisition Corp. at August 8, 2007 and for the period from July 3, 2007 (inception) through August 8, 2007 included in this Prospectus and Registration Statement have been audited by Ernst & Young, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Global Brands Acquisition Corp.

Index to Financial Statements

Period from July 3, 2007 (Inception) to August 8, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Global Brands Acquisition Corp.

We have audited the accompanying balance sheet of Global Brands Acquisition Corp. (a corporation in the development stage) (the Company) as of August 8, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from July 3, 2007 (inception) to August 8, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Brands Acquisition Corp. (a corporation in the development stage) as of August 8, 2007, and the results of its operations and its cash flows for the period from July 3, 2007 (inception) to August 8, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young

August 23, 2007
New York, New York

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Balance Sheet
August 8, 2007

Assets
Current asset, cash	$125,000
Other assets, deferred offering costs	219,759
Total assets	$344,759
Liabilities and stockholders’ equity
Current liabilities:
Accrued expenses	$300
Accounts payable, affiliate	12,500
Accrued accounting fees payable	17,500
Accrued filing fees payable	207,259
Notes payable, stockholders	100,000
Total current liabilities	$337,559
Commitments
Stockholders’ equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, authorized 90,000,000 shares; 7,187,500 shares issued and outstanding	$719
Additional paid-in capital	24,281
Deficit accumulated during the development stage	(17,800)
Total stockholders’ equity	7,200
Total liabilities and stockholders’ equity	$344,759

See accompanying notes.

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Statement of Operations
Period from July 3, 2007 (Inception) to August 8, 2007

Formation and operating costs	$300
Accounting fees	17,500
Net loss	$17,800
Weighted average number of common shares outstanding, basic and diluted	7,187,500
Net loss per common share, basic and diluted	$—

See accompanying notes.

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Statement of Stockholders’ Equity
Period from July 3, 2007 (Inception) to August 8, 2007

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Common shares issued	7,187,500	$719	$24,281	$—	$25,000
Net loss	—	—	—	(17,800)	(17,800)
Balances, at August 8, 2007	7,187,500	$719	$24,281	$(17,800)	$7,200

See accompanying notes.

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Statement of Cash Flows
Period from July 3, 2007 (Inception) to August 8, 2007

Cash flows from operating activities
Net loss	$(17,800)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Accrued expenses	17,800
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from notes payable, stockholders	100,000
Proceeds from issuance of common stock	25,000
Net cash provided by financing activities	125,000
Net increase in cash	125,000
Cash, beginning of period	—
Cash, end of period	$125,000
Supplemental schedule of noncash financing activities:
Accrual of deferred offering costs	$219,759

See accompanying notes.

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Notes to Financial Statements

A.    Description of Organization and Business Operations

Global Brands Acquisition Corp. (a corporation in the development stage) (the Company) was incorporated in Delaware on July 3, 2007. The Company was formed to acquire an operating business or asset or several operating businesses or assets (a Business Combination) through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected March 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of a proposed offering of Units (as defined in Note C below) (the Proposed Offering), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, a total of $246,200,000 (or $282,500,000 if the underwriters’ over-allotment option is exercised in full), of the net proceeds from the Proposed Offering, including $9,500,000 (or $10,925,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions and the proceeds of the private placement of the sponsor’s described in this prospectus, will be placed in a trust account (Trust Account) and invested in either United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of its initial Business Combination or (ii) the liquidation of the Company as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective target businesses and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owing 30% or more of the shares of common stock sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. If the Company’s initial Business Combination is approved and completed, public stockholders voting against the initial Business Combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the Trust Account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of interest income on the Trust Account balance previously released to the Company to pay our tax obligations and net of interest income of up to $3.25 million (or $3.74 million if the underwriters’ over-allotment option is exercised in full) on the Trust Account balance previously released to the Company to fund its working capital requirements.

However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company, will agree to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 24 months from the date of the final prospectus relating to the Proposed Offering, the corporate existence of the Company will cease except for purposes of winding up and liquidating. The amounts held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Notes to Financial Statements    (continued)

A.    Description of Organization and Business Operations (continued)

stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

B.    Summary of Significant Accounting Policies

Development Stage Company

The Company complies with the reporting requirements of SFAS No. 7, Accounting and Reporting by Development Stage Enterprises.

Net Loss per Common Share

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations, which the Company has adopted. Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if convertible debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity.

Since the effects of outstanding warrants are antidilutive, they have been excluded from the computation of loss per common share.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, Disclosure About Fair Value of Financial Instruments, approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Notes to Financial Statements    (continued)

B.    Summary of Significant Accounting Policies    (continued)

Deferred Offering Costs

Deferred offering costs of $219,759 consist principally of legal costs of $60,000, and other offering costs of $159,759 incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income Tax

The Company complies with SFAS 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. A valuation allowance has been established for the full amount of the benefit related to the current period net loss.

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Accounting for Stock-Based Compensation (Revised). SFAS No. 123(R) supersedes APB Opinion 25, Accounting for Stock Issued to Employees (APB 25) and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award for the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

C.    Stockholders’ Equity

The Company’s capital stock consists of common stock and preferred stock. The Company is authorized to issue 90,000,000 shares of common stock, of which 7,187,500 are outstanding as of August 8, 2007. In connection with the Proposed Offering, the Company anticipates offering 25,000,000 shares for public sale. The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Proposed Offering calls for the Company to offer for public sale up to 25,000,000 units (Units). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Notes to Financial Statements    (continued)

C.    Stockholders’ Equity    (continued)

redeemable common stock purchase warrant (Warrant). The expected public offering price will be $10.00 per unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (i) one year from the date of the final prospectus for the Proposed Offering or (ii) the completion of a Business Combination with a target business, and will expire five years from the date of the prospectus, unless earlier redeemed. The Warrants will be redeemable, in whole and not in part, at a price of $0.01 per Warrant upon 30 days prior written notice of redemption, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is sent to the holders of Warrants. The Warrants may not be redeemed unless an effective and current registration statement covering the shares of common stock issuable upon exercise of the Warrants is available throughout the redemption period. The Company has evaluated the Warrants in connection with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, and determined the value of the Warrants to be insignificant.

D.    Related Party Transactions

JLJ Partners, LLC (JLJ Partners) and the Company’s independent directors have purchased an aggregate of 7,187,500 of the Company’s founders’ units for an aggregate price of $25,000 in a private placement. Each of the founders will agree to vote its founders’ common stock in the same manner as holders of a majority of the shares of the Company’s common stock voted by the public stockholders at the special or annual meeting called for the purpose of approving the Company’s initial Business Combination. As a result, none of the founders will be able to exercise conversion rights with respect to the founders’ common stock. In addition, the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if the Company fails to consummate an initial Business Combination. All of the founders’ units will be placed in escrow. Subject to limited exceptions, the founders’ common stock will be held in escrow until 180 days after the consummation of the Company’s initial Business Combination and the founders’ warrants will remain in escrow until they become exercisable.

The founders’ common stock and founders’ warrants included in the founders’ units will be released from escrow earlier than as described above if, subsequent to the Company’s consummation of its initial Business Combination, (A) the last sales price of the Company’s common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such Business Combination or (B) the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the Company’s stockholders having the right to exchange, their shares of common stock for cash, securities, or other property. The founders’ warrants will be exercisable on a cashless basis and will be nonredeemable by the Company, in each case, so long as they are held by the Company’s founders or their permitted transferees.

An affiliate of one of the Company’s founders paid a legal retainer fee of $12,500 on behalf of the Company that is recorded as accounts payable, affiliate. The amount was repaid by the Company on August 9, 2007.

The Company issued a $100,000 unsecured promissory note to JLJ Partners. The loan evidenced thereby is non-interest bearing, unsecured and is due upon the earlier of (1) August 8, 2008 or (2) the consummation of the Proposed Offering. This loan will be repaid out of the proceeds of the Proposed Offering not placed in trust.

The Company presently occupies office space provided by JLJ Partners. JLJ Partners has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well

Global Brands Acquisition Corp.
(a Corporation in the Development Stage)

Notes to Financial Statements    (continued)

D.    Related Party Transactions    (continued)

as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay JLJ Partners $10,000 per month for such services.

JLJ Partners has agreed to purchase from the Company, in a private placement, 5,000,000 Warrants simultaneously with the consummation of the Proposed Offering at a price of $1.00 per Warrant (an aggregate purchase price of $5,000,000) from the Company and not as part of the Proposed Offering. It has also agreed that these Warrants purchased by it will not be sold, assigned or transferred until the completion of a Business Combination (subject to limited exceptions), and these Warrants will be exercisable on a cashless basis and will be non-redeemable by the Company, in each case, so long as they are held by JLJ Partners or its permitted transferees. The Company believes the purchase price of these Warrants approximates the fair value of such Warrants.

In addition, JLJ Partners and Sportswear Holdings Limited, an affiliate of the Company’s Chairman of the Board, have agreed to purchase 2,500,000 Units at a price of $10 per Unit (an aggregate price of $25,000,000) from the Company in a private placement that may occur immediately prior to the Company’s consummation of a Business Combination. These private placement units will be identical to the Units sold in the Proposed Offering, except that these Units and underlying securities will not be sold, assigned or transferred (subject to limited exceptions provided in each case, that the transferee is subject to the same transfer restrictions) for a period of 180 days from the date of the consummation of the Business Combination.

E.    Commitments

The Company is committed to pay an underwriting discount of 3.2% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.8% fee of the gross offering proceeds payable upon the Company’s consummation of a Business Combination.

The Company expects to grant the underwriters a 30-day option to purchase up to 3,750,000 additional units to cover the over-allotment.

$250,000,000

Global Brands Acquisition Corp.

25,000,000 Units

PROSPECTUS

                , 2007

Citi

Ladenburg Thalmann & Co. Inc.
I-Bankers Securities, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	15,445.94
NASD filing fee	50,812.50
Accounting fees and expenses	50,000.00
Printing and engraving expenses	100,000.00
American Stock Exchange listing fee	80,000.00
Directors & Officers liability insurance premiums	120,000.00	(2)
Legal fees and expenses	305,000.00
Miscellaneous	97,741.56	(3)
Total	$820,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

‘‘The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.’’

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following units without registration under the Securities Act:

Stockholders	Number of Units
JLJ Partners, LLC	7,093,750
Arthur Bargonetti	31,250
John R. Muse	31,250
M. William Benedetto	31,250

Each unit consists of one share of common stock and one warrant, each to purchase one share of common stock. Such units were issued on July 3, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited entities and individuals. The units issued to the entities individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.003 per unit. In October 2007, JLJ Partners, LLC transferred 31,250 units to Stephen F. Reitman upon his becoming a director at the same purchase price that it initially paid for such units.

In addition, JLJ Partners, LLC has committed to purchase from us 5,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $5,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by such entity was made pursuant to a Subscription Agreement, dated as of November 15, 2007 (the form of which was filed as Exhibit 10.12 to the Registration Statement on Form S-1).

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.
10.1	Letter Agreement between the Registrant and Joel J. Horowitz.*
10.2	Letter Agreement between the Registrant and Lawrence S. Stroll.*
10.3	Letter Agreement between the Registrant and John D Idol.*
10.4	Letter Agreement between the Registrant and Arthur Bargonetti.*
10.5	Letter Agreement between the Registrant and John R. Muse.*
10.6	Letter Agreement between the Registrant and M. William Benedetto.*
10.7	Letter Agreement between the Registrant and Stephen F. Reitman.*

Exhibit No.	Description
10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.9	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.10	Form of Administrative Services Agreement between the Registrant and JLJ Partners, LLC.
10.11	Form of Promissory Note issued to JLJ Partners, LLC.
10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.13	Sponsor’s Warrant Subscription Agreement among the Registrant, Graubard Miller and JLJ Partners, LLC.
10.14	Co-Investment Subscription Agreement among the Registrant and JLJ Partners, LLC.
10.15	Co-Investment Subscription Agreement among the Registrant and Sportswear Holdings Limited.
10.16	Form of letter agreement of the interest owners of JLJ Partners, LLC.*
14	Code of Ethics.
23.1	Consent of Ernst & Young.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
23.3	Consent of EarlyBirdCapital, Inc.**
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Audit Committee Charter.
99.2	Nominating Committee Charter.
*	To be filed by amendment.
**	Previously filed.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of November, 2007.

GLOBAL BRANDS ACQUISITION CORP.
By: /s/ Joel J. Horowitz Joel J. Horowitz Chief Executive Officer and Treasurer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joel J. Horowitz	Chief Executive Officer, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	November 20, 2007

Joel J. Horowitz

*	Chairman of the Board	November 20, 2007

Lawrence S. Stroll

*	President, Secretary and Director	November 20, 2007

John D. Idol

*	Director	November 20, 2007

Arthur Bargonetti

*	Director	November 20, 2007

John R. Muse

*	Director	November 20, 2007

M. William Benedetto

*	Director	November 20, 2007

Stephen F. Reitman

*	By Joel J. Horowitz, Power of Attorney

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.
10.1	Letter Agreement between the Registrant and Joel J. Horowitz.*
10.2	Letter Agreement between the Registrant and Lawrence S. Stroll.*
10.3	Letter Agreement between the Registrant and John D Idol.*
10.4	Letter Agreement between the Registrant and Arthur Bargonetti.*
10.5	Letter Agreement between the Registrant and John R. Muse.*
10.6	Letter Agreement between the Registrant and M. William Benedetto.*
10.7	Letter Agreement between the Registrant and Stephen F. Reitman.*
10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.9	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.10	Form of Administrative Services Agreement between the Registrant and JLJ Partners, LLC.
10.11	Form of Promissory Note issued to JLJ Partners, LLC.
10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.13	Sponsor’s Warrant Subscription Agreement among the Registrant, Graubard Miller and JLJ Partners, LLC.
10.14	Co-Investment Subscription Agreement among the Registrant and JLJ Partners, LLC.
10.15	Co-Investment Subscription Agreement among the Registrant and Sportswear Holdings Limited.
10.16	Form of letter agreement of the interest owners of JLJ Partners, LLC.*
14	Code of Ethics.
23.1	Consent of Ernst & Young.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
23.3	Consent of EarlyBirdCapital, Inc.**
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Audit Committee Charter.
99.2	Nominating Committee Charter.
*	To be filed by amendment.
**	Previously filed.